__________________________________________________________

                  TUCSON ELECTRIC POWER COMPANY

SUPPLEMENTAL RETIREMENT ACCOUNT FOR CLASSIFIED EMPLOYEES

            (Amended and Restated as of June 1, 1987)
   ___________________________________________________________


    The following is a composite Plan document which includes
      the Plan as Amended and Restated as of June 1, 1987, and reflects the following Plan amendments:


        1. Amendment 1996-I, adopted April 4, 1997 and effective as of October 1, 1996;
        2. Amendment 1997-I, adopted December 31, 1997 and effective as of January 1, 1998;
        3. Amendment 1998-I, adopted May 13, 1998 and effective as of January 1, 1998;
        4. Amendment 1998-II, adopted May 13, 1998 and effective as of January 1, 1998; and
        5. Amendment 1998-III, adopted May 13, 1998 and effective as of June 1, 1998.

                 Tucson Electric Power Company
    Supplemental Retirement Account for Classified Employees

                        Table of Contents


ARTICLE IDESIGNATION OF PLAN AND DEFINITIONS . . . . . . . . .  3
   Section 1.1 - General . . . . . . . . . . . . . . . . . . .  3
   Section 1.2 - Account; Accounts . . . . . . . . . . . . . .  3
   Section 1.3 - Beneficiary . . . . . . . . . . . . . . . . .  4
   Section 1.4 - Board . . . . . . . . . . . . . . . . . . . .  5
   Section 1.5 - Break in Employment . . . . . . . . . . . . .  5
   Section 1.6 - Code. . . . . . . . . . . . . . . . . . . . .  5
   Section 1.7 - Committee . . . . . . . . . . . . . . . . . .  5
   Section 1.8 - Company . . . . . . . . . . . . . . . . . . .  6
   Section 1.9 - Company Matching Contributions. . . . . . . .  6
   Section 1.10 - Company Matching Contributions
         Account . . . . . . . . . . . . . . . . . . . . . . .  6
   Section 1.11 - Compensation . . . . . . . . . . . . . . . .  6
   Section 1.12 - CPC. . . . . . . . . . . . . . . . . . . . .  8
   Section 1.13 - CPC Accounts . . . . . . . . . . . . . . . .  8
   Section 1.14 - CPC Agreement. . . . . . . . . . . . . . . .  8
   Section 1.15 - CPC Company Contributions Account. . . . . .  9
   Section 1.16 - CPC Deferred Compensation Contributions
                  Account. . . . . . . . . . . . . . . . . . .  9
   Section 1.17 - CPC Effective Date . . . . . . . . . . . . . 10
   Section 1.18 - CPC Rollover Contributions Account . . . . . 10
   Section 1.19 - CPC Thrift Plan. . . . . . . . . . . . . . . 11
   Section 1.20 - CPC Transferred Employee . . . . . . . . . . 11
   Section 1.21 - Defined Benefit Plan Fraction. . . . . . . . 11
   Section 1.22 - Defined Contribution Plan Fraction . . . . . 12
   Section 1.23 - Effective Date . . . . . . . . . . . . . . . 13
   Section 1.24 - Eligible Employee. . . . . . . . . . . . . . 13
   Section 1.25 - Employee . . . . . . . . . . . . . . . . . . 13
   Section 1.26 - Employment . . . . . . . . . . . . . . . . . 14
   Section 1.27 - Entry Date . . . . . . . . . . . . . . . . . 14
   Section 1.28 - ERISA. . . . . . . . . . . . . . . . . . . . 15
   Section 1.29 - Fiduciary. . . . . . . . . . . . . . . . . . 15
   Section 1.30 - Funds. . . . . . . . . . . . . . . . . . . . 15
   Section 1.31 - Highly Compensated Employee. . . . . . . . . 17
   Section 1.32 - Investment Manager . . . . . . . . . . . . . 20
   Section 1.33 - Month. . . . . . . . . . . . . . . . . . . . 21
   Section 1.34 - Part-Time Employee . . . . . . . . . . . . . 21
   Section 1.35 - Participant. . . . . . . . . . . . . . . . . 21
   Section 1.36 - Plan . . . . . . . . . . . . . . . . . . . . 21
   Section 1.37 - Plan Year. . . . . . . . . . . . . . . . . . 22
   Section 1.38 - Quarter. . . . . . . . . . . . . . . . . . . 22
   Section 1.39 - Regular Employee . . . . . . . . . . . . . . 22
   Section 1.40 - Related Company. . . . . . . . . . . . . . . 22
   Section 1.40A - Rollover Account. . . . . . . . . . . . . . 23
   Section 1.41 - Salary Deferral Contributions. . . . . . . . 24
   Section 1.42 - Salary Deferral Contributions Account. . . . 24
   Section 1.43A - TIP . . . . . . . . . . . . . . . . . . . . 25
   Section 1.43 - Subfund. . . . . . . . . . . . . . . . . . . 25
   Section 1.44 - Trust Agreement. . . . . . . . . . . . . . . 25
   Section 1.45 - Trust Fund . . . . . . . . . . . . . . . . . 25
   Section 1.46 - Trustee. . . . . . . . . . . . . . . . . . . 26
   Section 1.47 - Union. . . . . . . . . . . . . . . . . . . . 26
   Section 1.48 - UniSource. . . . . . . . . . . . . . . . . . 26
   Section 1.49 - UniSource Stock. . . . . . . . . . . . . . . 26
   Section 1.50 - Year of Employment . . . . . . . . . . . . . 26

ARTICLE IIELIGIBILITY. . . . . . . . . . . . . . . . . . . . . 28
   Section 2.1 - Requirements for Participation. . . . . . . . 28
   Section 2.2 - Notice of Participation . . . . . . . . . . . 28
   Section 2.3 - Enrollment Form . . . . . . . . . . . . . . . 29
   Section 2.4 - Participation by CPC Transferred
        Employees. . . . . . . . . . . . . . . . . . . . . . . 31
   Section 2.5 - Employee Transfers. . . . . . . . . . . . . . 31

ARTICLE IIICOMPANY CONTRIBUTIONS AND ROLLOVER ACCOUNTS . . . . 33
   Section 3.1 - Company Contributions . . . . . . . . . . . . 33
   Section 3.2 - Payment . . . . . . . . . . . . . . . . . . . 34
   Section 3.3 - Limitations on Company
        Contributions. . . . . . . . . . . . . . . . . . . . . 34
   Section 3.4 - Section 402(g) Limit on Salary
        Deferral Contributions . . . . . . . . . . . . . . . . 35
   Section 3.5 - Section 401(k) Limitations on
        Compensation Deferral Contributions. . . . . . . . . . 37
   Section 3.6 - Section 401(m) Limitations on After-
        Tax Employee Contributions and                 Company
        Matching Contributions . . . . . . . . . . . . . . . . 43
   Section 3.7 - CPC Accounts. . . . . . . . . . . . . . . . . 50
   Section 3.8 - Rollover Contributions. . . . . . . . . . . . 52

ARTICLE IVVALUATION OF FUNDS AND ALLOCATION TO
   ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . . . . . 54
   Section 4.1 - Establishment of Accounts . . . . . . . . . . 54
   Section 4.2 - Determination of Values . . . . . . . . . . . 54
   Section 4.3 - UniSource Stock Fund. . . . . . . . . . . . . 55
   Section 4.4 - Section 16 Limitations. . . . . . . . . . . . 57
   Section 4.5 - ERISA Section 404(c). . . . . . . . . . . . . 57
   Section 4.6 - Fund M Provisions . . . . . . . . . . . . . . 59

ARTICLE VVESTING, IN-SERVICE WITHDRAWALS AND
   DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . 61
   Section 5.1 - Vesting . . . . . . . . . . . . . . . . . . . 61
   Section 5.2 - Withdrawals From the Plan While
        Employed . . . . . . . . . . . . . . . . . . . . . . . 61
   Section 5.3 - Distribution of Benefits. . . . . . . . . . . 64
   Section 5.4 - Valuation of Accounts on Withdrawals
        or Distribution. . . . . . . . . . . . . . . . . . . . 72
   Section 5.5 - Inability to Locate Participant . . . . . . . 72
   Section 5.6 - Payment of Small Benefits . . . . . . . . . . 73
   Section 5.7 - Loans to Participants.. . . . . . . . . . . . 74
   Section 5.8 - Restrictions on UniSource Stock . . . . . . . 79

ARTICLE VIADMINISTRATION . . . . . . . . . . . . . . . . . . . 81
   Section 6.1 - The Committee . . . . . . . . . . . . . . . . 81
   Section 6.2 - Committee Action. . . . . . . . . . . . . . . 82
   Section 6.3 - Rights and Duties . . . . . . . . . . . . . . 83
   Section 6.4 - Investment Responsibility . . . . . . . . . . 88
   Section 6.5 - Delegation of Non-Investment
        Fiduciary Responsibility . . . . . . . . . . . . . . . 88
   Section 6.6 - Duty of Care. . . . . . . . . . . . . . . . . 89
   Section 6.7 - Compensation, Indemnity and
        Liability. . . . . . . . . . . . . . . . . . . . . . . 89

ARTICLE VIIAMENDMENT AND TERMINATION . . . . . . . . . . . . . 92
   Section 7.1 - Amendments. . . . . . . . . . . . . . . . . . 92
   Section 7.2 - Modifications Required by
        Governmental Regulations . . . . . . . . . . . . . . . 93
   Section 7.3 - Discontinuance of Plan. . . . . . . . . . . . 94
   Section 7.4 - Failure to Contribute . . . . . . . . . . . . 95
   Section 7.5 - Merger or Consolidation . . . . . . . . . . . 95

ARTICLE VIIIMISCELLANEOUS. . . . . . . . . . . . . . . . . . . 96
   Section 8.1 - Contributions Not Recoverable . . . . . . . . 96
   Section 8.2 - Limitation on Participants' Rights. . . . . . 96
   Section 8.3 - Receipt or Release. . . . . . . . . . . . . . 96
   Section 8.4 - Alienation. . . . . . . . . . . . . . . . . . 97
   Section 8.5 - Governing Law . . . . . . . . . . . . . . . . 98
   Section 8.6 - Headings, Etc., No Part of
        Agreement. . . . . . . . . . . . . . . . . . . . . . . 98
   Section 8.7 - Successors and Assigns. . . . . . . . . . . . 99

ARTICLE IXTOP-HEAVY PROVISIONS . . . . . . . . . . . . . . . .100
   Section 9.1 - General . . . . . . . . . . . . . . . . . . .100
   Section 9.2 - Definitions . . . . . . . . . . . . . . . . .100
   Section 9.3 - Top-Heavy Definition. . . . . . . . . . . . .104
   Section 9.4 - Minimum Benefits or Contributions,
        Compensation Limitations and Section 415
        Limitations. . . . . . . . . . . . . . . . . . . . . .106

ARTICLE XLIMITATION ON ANNUAL ADDITIONS. . . . . . . . . . . .111
   Section 10.1 - Limitation . . . . . . . . . . . . . . . . .111
   Section 10.2 - Definitions. . . . . . . . . . . . . . . . .111
   Section 10.3 - Annual Addition Limitations. . . . . . . . .114

                  TUCSON ELECTRIC POWER COMPANY
    SUPPLEMENTAL RETIREMENT ACCOUNT FOR CLASSIFIED EMPLOYEES
            (Amended and Restated as of June 1, 1987)
                      _____________________
        THIS AMENDMENT AND RESTATEMENT OF THE TUCSON ELECTRIC POWER COMPANY SUPPLEMENTAL RETIREMENT ACCOUNT FOR CLASSIFIED EMPLOYEES is made and entered into by Tucson Electric Power Company, an Arizona corporation, and INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS LOCAL 1116, as bargaining agent representing certain Employees of the Company, effective as of June 1, 1987.

                      W I T N E S S E T H:

        WHEREAS, negotiations were conducted by duly authorized negotiating committees for the parties hereto and said negotiations resulted in their agreement to establish a plan intended to serve a dual purpose as a profit-sharing plan within the meaning of Section 401(k) of the Code and as an accident and health plan, whereby sums received on account of disability are excluded from income under Sections 105(c) and (e) of the Code;

        WHEREAS, the Tucson Electric Power Company Supplemental
Retirement Account for Classified Employees was established, effective as of June 1, 1987;

        WHEREAS, the Plan was previously amended and restated effective as of June 1, 1987, to comply with the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Omnibus Budget Reconciliation Act of 1990 and in certain other respects; and

        WHEREAS, it is desirable to again amend and restate the Plan, effective as of June 1, 1987, to incorporate amendments to the Plan and to reflect further changes required by the Tax
Reform Act of 1986 and other legislation.

        NOW, THEREFORE, BE IT RESOLVED, that this Plan is hereby amended in toto, effective as of June 1, 1987, unless otherwise provided, with respect to Employees who retire or otherwise terminate employment on or after June 1, 1987.

                            ARTICLE I
               DESIGNATION OF PLAN AND DEFINITIONS

Section 1.1 - General

        This Plan shall be known as the "Tucson Electric Power Company Supplemental Retirement Account for Classified Employees," and shall be effective June 1, 1987. The Company intends that this Plan be a defined contribution profit-sharing plan that qualifies under Section 401(k) of the Code and, accordingly, that the Salary Deferral Contributions be excluded from the gross income of Participants who are Employees of the Company. Whenever any of the following terms are used in this Plan with the first letter or letters capitalized, they shall have the meanings specified below, unless the context clearly indicates to the contrary.

Section 1.2 - Account; Accounts

        "Account" or "Accounts" shall mean a Participant's Salary Deferral Contributions Account, and/or his Company Matching Contributions Account. Effective December 15, 1992, "Account" or "Accounts" shall also include a CPC Transferred Employee's CPC Accounts. Effective January 1, 1998, "Account" or "Accounts" shall also include a Participant's Rollover Account.

Section 1.3 - Beneficiary

        (a) "Beneficiary" or "Beneficiaries" shall mean the person or persons last designated in writing by a Participant to receive the benefits specified hereunder in the event of the Participant's death. A Participant shall have the right to change or revoke any such designation from time to time by properly filing a new designation or notice of revocation with the Committee, and no notice to any Beneficiary or consent by any Beneficiary shall be required to effect any such change or revocation except as provided in Section 1.3(b). If a Participant shall fail to designate a Beneficiary before his demise, or if no designated Beneficiary survives the Participant, any benefits that would be payable to a Beneficiary shall be paid to the following classes of successive preference Beneficiaries: the Participant's (i) surviving spouse, (ii) surviving children,
(iii) surviving parents, (iv) surviving brothers and sisters, or
(v) executors or administrators.

        (b) Notwithstanding the foregoing, upon the death of a married Participant, no payment to a Beneficiary other than the then surviving spouse shall be valid unless there is on file with the Committee a consent to such designation executed by the surviving spouse, which consent is in a form meeting the requirements of Section 417 of the Code and satisfactory to the Committee.

Section 1.4 - Board

        "Board" or "Board of Directors" shall mean the Board of Directors of Tucson Electric Power Company.

Section 1.5 - Break in Employment

        "Break in Employment" shall mean any termination of employment with the Company or any Related Company by resignation, discharge, retirement, or death, or the first day after the end of a one-year period during which an Employee continuously remains absent from service (with or without pay) with the Company or any Related Company for any reason other than quit, discharge, retirement, or death, such as vacation, holiday, sickness, disability, leave of absence, or layoff.

Section 1.6 - Code

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

Section 1.7 - Committee

        "Committee" shall mean the Committee appointed by the Board pursuant to the provisions of this Plan.

Section 1.8 - Company

        "Company" shall, as the context requires, mean Tucson Electric Power Company or any other company which is a signatory hereto or any company which subsequently adopts the Plan as a whole or as to one or more divisions, and any successor company which continues the Plan.

Section 1.9 - Company Matching Contributions

        "Company Matching Contributions" shall mean the contributions made by the Company under Section 3.1(b) based on Salary Deferral Contributions made on behalf of each Participant.

Section 1.10 - Company Matching Contributions Account

        "Company Matching Contributions Account" of a Participant shall mean the account established for each Participant in accordance with Section 4.1 which is comprised of Company
Matching Contributions (and earnings thereon) less any withdrawals hereunder.

Section 1.11 - Compensation

        "Compensation" shall mean all cash compensation paid to an Employee in the form of base pay, bonuses, overtime, commissions, vacation pay and sick pay, and shall include salary reduction contributions under a plan described in Section 401(k) of the Code or a cafeteria plan described in Section 125 of the Code, but shall not include any other form of compensation, including, but not by way of limitation, severance pay or any payments made pursuant to any retirement, deferred compensation, insurance or medical plan or any other fringe benefits. Notwithstanding the foregoing, for Plan Years beginning on or after January 1, 1989, the maximum amount of an Employee's Compensation which shall be taken into account under the Plan for any Plan Year shall be (1) $200,000 for Plan Years beginning on or after January 1, 1989, and (2) $150,000 for Plan Years beginning on or after January 1, 1994, such amount adjusted at the same time and in the same manner as under Sections 401(a)(17) and 415(d) of the Code. For any Plan Year of fewer than 12 months, this limit shall be reduced to the amount obtained by multiplying the limit by a fraction having a numerator equal to the number of full months in the Plan Year and a denominator equal to 12. For purposes of the dollar limitation referred to above, the Compensation of any Participant who is either a 5% owner (as defined in Section 416(i)(1) of the Code), or one of the 10 most highly paid Highly Compensated Employees during the Plan Year ("First Participant") shall be aggregated with the Compensation of any Participant who has not attained age 19 and is a lineal descendant of the First Participant and any Participant who is the spouse of the First Participant. In any case in which such aggregation would produce Compensation in excess of the dollar limitation, the amount of the First Participant's Compensation that is considered under the Plan shall be reduced until the dollar limitation is met.

Section 1.12 - CPC

        "CPC" shall mean the Century Power Corporation, an Arizona corporation.

Section 1.13 - CPC Accounts

        "CPC Accounts" shall mean a CPC Transferred Employee's
CPC Deferred Compensation Contributions Account, CPC Company
Contributions Account, and CPC Rollover Contributions Account.

Section 1.14 - CPC Agreement

        "CPC Agreement" shall mean the Agreement Relating to Employee Benefit Plans, dated as of December 1, 1992, by and between CPC and the Company.

Section 1.15 - CPC Company Contributions Account

        "CPC Company Contributions Account" of a CPC Transferred Employee shall mean the account established in accordance with
Section 4.1. Such account shall be comprised of all amounts credited to a CPC Transferred Employee's "Company Contribution Account" under the CPC Thrift Plan to the extent that such amounts are transferred to the Trust Fund in accordance with
Section 3.8. Such account shall be adjusted for investment earnings, withdrawals and distributions in accordance with the terms of this Plan.

Section 1.16 -    CPC Deferred Compensation Contributions Account

        "CPC Deferred Compensation Contributions Account" of a CPC Transferred Employee shall mean the account established in accordance with Section 4.1. Such account shall be comprised of all amounts credited to a CPC Transferred Employee's "Deferred Compensation Contribution Account" under the CPC Thrift Plan to the extent that such amounts are transferred to the Trust Fund in accordance with Section 3.8. With respect to a CPC Transferred Employee who elects to have the investment earnings credited to his or her "Participant Contribution Account" under the CPC Thrift Plan transferred to this Plan, the CPC Transferred Employee's CPC Deferred Compensation Contributions Account shall also be comprised of the investment earnings credited to the CPC Transferred Employee's "Participant Contribution Account" under the CPC Thrift Plan to the extent that such amounts are transferred to the Trust Fund in accordance with Section 3.8. Such account shall be adjusted for investment earnings, withdrawals and distributions in accordance with the terms of this Plan.

Section 1.17 - CPC Effective Date

        "CPC Effective Date" shall mean the date that all of the interests of CPC in the Springerville Generating Station are transferred to the Company.

Section 1.18 - CPC Rollover Contributions Account

        "CPC Rollover Contributions Account" of a CPC Transferred Employee shall mean the account established in accordance with
Section 4.1. Such account shall be comprised of all amounts credited to a CPC Transferred Employee's "Rollover Contribution Account" under the CPC Thrift Plan to the extent that such amounts are transferred to the Trust Fund in accordance with
Section 3.8. Such account shall be adjusted for investment earnings, withdrawals and distributions in accordance with the terms of this Plan.

Section 1.19 - CPC Thrift Plan

        "CPC Thrift Plan" shall mean the Century Power
Corporation Thrift Plan.

Section 1.20 - CPC Transferred Employee

        "CPC Transferred Employee" shall mean an individual who becomes an Employee as a result of the acquisition by the Company of the Springerville Generating Station from CPC on or about
December 1, 1992.

Section 1.21 - Defined Benefit Plan Fraction

        "Defined Benefit Plan Fraction" means a fraction, the numerator of which is the projected annual benefit (determined as of the close of the relevant Plan Year) of a Participant under all Defined Benefit Plans (as defined in Section 10.2) maintained by the Company or a Related Company, and the denominator of which is the lesser of (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the Plan Year, or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Participant for the Plan Year.

Section 1.22 - Defined Contribution Plan Fraction

        "Defined Contribution Plan Fraction" means a fraction, the numerator of which is the sum of the Annual Additions (as defined in Section 10.2) to a Participant's accounts under all Defined Contribution Plans (as defined in Section 10.2) maintained by the Company or a Related Company, and the denominator of which is the lesser of (i) or (ii) for such Plan Year and for each prior Plan Year of service with the Company or a Related Company, where (i) is the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for the Plan Year (determined without regard to Section 415(c)(6) of the Code), and (ii) is the product of 1.4 multiplied by the amount which may be taken into account under Section 415(c)(1)(B) of the Code (or Section 415(c)(7) of the Code, if applicable) with respect to the Participant under the Plan for the Plan Year. Solely for purposes of this definition, contributions made directly by an Employee to a Defined Benefit Plan which maintains a qualified cost-of-living arrangement as such term is defined in Section 415(k)(2) of the Code shall be treated as Annual Additions. Notwithstanding the foregoing, the numerator of the Defined Contribution Plan Fraction shall be adjusted pursuant to Treasury Regulations 1.415-1(d)(1), Questions T-6 and T-7 of Internal Revenue Service Notice 83-10, and Questions Q-3 and Q-14 of Internal Revenue Service Notice 87-21.

Section 1.23 - Effective Date

        "Effective Date" of the Plan shall be June 1, 1987.

Section 1.24 - Eligible Employee

        "Eligible Employee" shall mean each Employee of the Company or a Related Company, Regular Employee or Part-Time Employee who (i) is represented by the Union, (ii) is in the status of an "employee" as that term is defined in Section 3121(d) of the Code, (iii) is not a "leased employee" as described in Section 414(n) of the Code, (iv) is not required to be treated as employed by the Company or a Related Company pursuant to Section 414(o) of the Code, and (v) has completed one Year of Employment. Effective January 1, 1995, clause (v) of the preceding sentence shall no longer apply.

Section 1.25 - Employee

        "Employee" shall mean every employee of the Company or a Related Company, including (i) any "leased employee" described in
Section 414(n) of the Code, and (ii) any person required to be treated as employed by the Company or a Related Company pursuant to Section 414(o) of the Code.

Section 1.26 - Employment

        "Employment" shall mean that period of service to the Company or a Related Company following the date an Employee first performs an hour of service for the Company or a Related Company and prior to an Employee's Break in Employment. In addition, if an Employee incurs a Break in Employment and upon returning to service performs an hour of service for the Company or a Related Company before either (i) 12 consecutive months have elapsed since he severed from service on account of a quit, discharge, or retirement or (ii) 12 consecutive months have elapsed since the date he was first absent from work if the absence commenced for a reason other than quit, discharge, or retirement, then the period of time subsequent to the Break in Employment and before the date the Employee both returned to service and performed an hour of service shall be treated as a period of Employment with the Company or a Related Company. Notwithstanding the foregoing, Employment shall include any "Employment" (as such term is defined in the CPC Thrift Plan) credited to a CPC Transferred Employee under the CPC Thrift Plan as of December 15, 1992.

Section 1.27 - Entry Date

        "Entry Date" shall mean the first day of the payroll period following the date an Employee both (i) becomes an Eligible Employee, and (ii) submits an enrollment form which meets the requirements of Section 2.3 unless the Committee determines it is administratively feasible to use an earlier date.

Section 1.28 - ERISA

        "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time.

Section 1.29 - Fiduciary

        "Fiduciary" shall mean all persons defined in Section 3(21) of ERISA associated in any manner with the control, management, operation and administration of the Plan and such term shall be construed as including the term "Named Fiduciary" with respect to those Fiduciaries named in the Plan or who are identified as Fiduciaries pursuant to the procedures specified in the Plan.

Section 1.30 - Funds

             (a)  "Fund A" shall mean the Fidelity Equity-Income
   Fund.

             (b)  "Fund B" shall mean the Fidelity Magellan Fund.

             (c)  "Fund C" shall mean the Fidelity Growth Company
   Fund (formerly the Fidelity Mercury Fund).

             (d) Effective as of September 1, 1987, "Fund D" shall mean the Fidelity Intermediate Bond Fund.

             (e) Effective as of January 1, 1991, "Fund E" shall mean the Retirement Money Market Portfolio.

             (f) Effective as of April 25, 1994, "Fund F" shall mean the Fidelity Managed Income Portfolio Fund.

             (g) Effective as of April 25, 1994, "Fund G" shall mean the Fidelity Asset Manager Fund.

             (h)  "Fund H" shall mean the Spartan U.S. Equity
   Index Fund, formerly the Fidelity U.S. Equity Index Portfolio.

             (i)  "Fund I" shall mean the Fidelity Low-Priced
   Stock Fund.

             (j)  "Fund J" shall mean the Janus Flexible Income
   Fund.

             (k)  "Fund K" shall mean the Janus Worldwide Fund.

             (l)  "Fund L" shall mean the UniSource Stock Fund.

             (m) "Fund M" shall mean an individually managed account.

Section 1.31 - Highly Compensated Employee

        "Highly Compensated Employee" shall mean

        (a) Any Employee who performs services for the Company or any Related Company during the "determination year" and who, during the "look-back year" (1) was a 5% owner of the Company or any Related Company; (2) received compensation from the Company or any Related Company in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (3) received compensation from the Company or any Related Company in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the "top-paid group" for such year; or (4) was an officer of the Company or any Related Company and received compensation during such year that is greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code;

        (b) Any Employee who performs services for the Company or any Related Company during the determination year and who, with respect to the determination year, is either described in
(a)(1) above or is both one of the 100 Employees who received the most compensation from the Company or any Related Company during the determination year and is described in (a)(2), (a)(3) or
(a)(4); or

        (c) Any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no services for the Company or any Related Company during the determination year, and met the description in (a) or
(b) above for either the separation year or any determination year ending on or after the Employee's 55th birthday.

        (d) If no officer of the Company or any Related Company has compensation in excess of 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code during a determination year or a look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

        (e) If an Employee is, during a determination year or look-back year, a "family member" of either a 5% owner who is an Employee or of a Highly Compensated Employee in the group consisting of the 10 most highly compensated Employees ranked on the basis of compensation paid by the Company or any Related Company during the determination year or the look-back year, then the family member and 5% owner or top-ten Highly Compensated Employee shall be treated as a single Employee, and their compensation and contributions or benefits under this Plan shall be aggregated. Except as otherwise provided under Section 401(a)(17) of the Code, "family member" includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

        (f) The "determination year" shall be the Plan Year for which compliance is being tested and the "look-back year" shall be the 12-month period immediately preceding the determination year.

        (g) The top-paid group for a determination year or a look-back year shall consist of the top 20% of Employees ranked on the basis of compensation received during the year excluding Employees described in Section 414(q)(8) of the Code and Treasury Regulations thereunder. The number of Employees treated as officers shall be limited to 50 (or, if less, the greater of 3 Employees or 10% of the Employees). For purposes of this definition of "Highly Compensated Employee," "compensation" means compensation within the meaning of Section 415(c)(3) of the Code, but including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity.

        (h) If the Company maintains at all times during the determination year significant business activities (and employs Employees) in at least two significantly separate geographic areas, and satisfies such other conditions as the Secretary of the Treasury may prescribe, the Company may elect for any such year to determine whether an Employee is a Highly Compensated Employee for such year by substituting "$50,000" for "$75,000" in subsection (a)(2) above and subsection (a)(3) shall not apply.

Section 1.32 - Investment Manager

        "Investment Manager" shall mean a Fiduciary designated by the Committee under this Plan to whom has been delegated the responsibility and authority to manage, acquire or dispose of Plan assets (i) who (A) is registered as an investment adviser under the Investment Advisers Act of 1940; (B) is a bank, as defined in that Act; or (C) is an insurance company qualified to perform investment advisory services under the laws of more than one state; and (ii) who has acknowledged in writing that he is a Fiduciary with respect to the management, acquisition, and control of Plan assets.

Section 1.33 - Month

        "Month" shall mean any calendar month.

Section 1.34 - Part-Time Employee

        "Part-Time Employee" shall mean any Employee hired by the Company or a Related Company to work (i) less than 5 days per week, (ii) less than 8 hours per day or (iii) other staggered or irregular hours depending on the work requirements, other than an Employee hired for a specific job of limited duration.

Section 1.35 - Participant

        "Participant" shall mean any person included in the Plan as provided in Article II.

Section 1.36 - Plan

        "Plan" shall mean the Tucson Electric Power Company
Supplemental Retirement Account for Classified Employees.

Section 1.37 - Plan Year

        "Plan Year" shall mean each 12 consecutive month period ending on December 31 of each year, except that the Plan Year ending December 31, 1987 shall commence June 1,
1987.  The Plan Year shall be the limitation year for purposes of
Section 415 of the Code.

Section 1.38 - Quarter

        "Quarter" shall mean each three consecutive month period ending March 31, June 30, September 30 or December 31 of each year.

Section 1.39 - Regular Employee

        "Regular Employee" shall mean any full-time Employee employed by the Company or a Related Company for the routine conduct of Company business who has passed through the probationary period.

Section 1.40 - Related Company

        "Related Company" shall mean (i) each corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) and (e)(3)(C) thereof) of which the Company is a component member, (ii) each entity (whether or not incorporated) which is under common control with the Company, as such common control is defined in Section 414(c) of the Code and Regulations issued thereunder, (iii) effective with respect to Plan Years beginning in and after 1982, any organization which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) of which the Company or a Related Company is a member, and (iv) effective with respect to Plan Years beginning in and after 1984, in the case of an employee of a "leasing organization" who constitutes a "leased employee" (as such terms are defined in Section 414(n) of the Code) with respect to the Company or Related Company, any leasing organization. For the purposes of Section 3.4 of this Plan the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Section 1563(a)(1) of the Code. The term "Related Company" shall also include each predecessor employer to the extent required by Section 414(a) of the Code.

Section 1.40A - Rollover Account

        "Rollover Account" shall mean the Account maintained for a Participant that is credited with the amount, if any, received by the Plan in accordance with Section 3.8 as a rollover contribution, as defined in Section 402(c)(5) of the Code, together with the allocations thereto as required by the Plan.

Section 1.41 - Salary Deferral Contributions

        "Salary Deferral Contributions" shall mean the contributions of the Company under this Plan made by reason of a Participant electing to forego Compensation otherwise payable, in accordance with Section 3.1(a) of this Plan.

Section 1.42 - Salary Deferral Contributions Account

        "Salary Deferral Contributions Account" of a Participant shall mean the account established in accordance with Section 4.1 that is comprised of Salary Deferral Contributions (and earnings thereon), less any withdrawals hereunder.

Section 1.43A - TIP

        "TIP" shall mean the Tucson Electric Power Company Triple
Investment Plan for Salaried Employees, as amended.

Section 1.43 - Subfund

        "Subfund" shall mean one of the individual subfunds designated in Section 1.30.

Section 1.44 - Trust Agreement

        "Trust Agreement" shall mean the "Tucson Electric Power
Company Supplemental Retirement Account for Classified Employees
Trust" as it may be amended from time to time, providing for the investment and administration of the Trust Fund. By this reference, the Trust Agreement is incorporated herein.

Section 1.45 - Trust Fund

        "Trust Fund" shall mean the fund established under the Trust Agreement by contributions made by the Company pursuant to the Plan including gains and losses thereon, and from which any distributions under the Plan are to be made. It shall be composed of separate subfunds designated in Section 1.30.

Section 1.46 - Trustee

        "Trustee" shall mean the Trustee under the Trust
Agreement.

Section 1.47 - Union

        "Union" shall mean the International Brotherhood of Electrical Workers Local 1116.


Section 1.48 - UniSource

        "UniSource" shall mean UniSource Energy Corporation, an
Arizona corporation. UniSource is the parent corporation of the Company.

Section 1.49 - UniSource Stock

        "UniSource Stock" shall mean the common stock of UniSource.

Section 1.50 - Year of Employment

        "Year of Employment" shall mean a 12 consecutive month period of Employment. If an Employee of the Company with less than one Year of Employment incurs a Break in Employment and does not thereafter perform an hour of service for the Company or a Related Company within 12 consecutive months of the Break in Employment, all service prior to the Break in Employment shall be ignored and the Employee shall be treated as a new Employee upon his returning to service; provided that, in determining whether 12 consecutive months have elapsed, an absence shall be ignored if it is an absence by reason of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the adoption of such child by the individual, or (iv) the Employee's caring for such a child for a period beginning immediately following birth or placement.

                           ARTICLE II
                           ELIGIBILITY

Section 2.1 - Requirements for Participation

        (a) Commencing June 1, 1987, any Employee who is or becomes an Eligible Employee may become a Participant on the Entry Date. Notwithstanding the foregoing, a CPC Transferred Employee who was participating in the CPC Thrift Plan as of December 15, 1992 shall be an Eligible Employee and may become a Participant on the Entry Date.

        (b) Despite subsection (a), no Eligible Employee shall become a Participant on the scheduled Entry Date unless an election (as described in Section 2.3) has been made by such date. If the enrollment election is not made on a timely basis, participation of an Eligible Employee shall be postponed until the first Entry Date by which such an election has been made.

Section 2.2 - Notice of Participation

        On or before the Entry Date on which an Eligible Employee becomes a Participant, the Committee shall give him written notice thereof.

Section 2.3 - Enrollment Form

   (a) The Participant's enrollment form shall contain the following items as well as such additional matter as the Committee shall deem necessary:

        (1) The Participant's name, date of birth, name of spouse, and consent that the Participant (and the Participant's successors in interest and all persons claiming under him) be bound by the terms of the Plan and Trust
   Agreement as they now exist or may be amended from time to time.

        (2) The Beneficiary or Beneficiaries whom the Participant desires to receive the Participant's benefits in the event of his death. If a Beneficiary other than the Participant's spouse is selected, the Committee shall require the spouse's consent in writing to such designation and the consent shall acknowledge the effect of the designation and shall be witnessed by a notary public. The Committee may dispense with the spouse's consent if there is no spouse, the spouse cannot be located, or under other circumstances that comply with Code Section 417.

        (3) The percentage of the Participant's Compensation which the Participant desires that the Company contribute to his Salary Deferral Contributions Account. This percentage may be any half or whole percentage up to and not exceeding fifteen percent (15%) of the Participant's Compensation, but shall be subject to the limitations described in Article III of this Plan.

   (b) A Participant may, once each payroll period, change the election described in subsection (a)(3) and/or reduce the contributions rate to 0% for his or her Salary Deferral Contributions Account. Such change election shall become effective as soon as administratively practicable after it is received by the Company.

   (c) Upon initial enrollment, contributions to each Participant's Salary Deferral Contributions Account and Company Matching Contributions Account, together with any earnings thereon, shall be invested in Fund E. Subject to any restriction imposed by the Trustee relating to an exchange of assets among any of the Subfunds, a Participant may at any time change the Subfund into which all or any portion of the contributions to the Participant's Salary Deferral Contributions Account and Company Matching Contributions Account is to be invested by directly notifying the Trustee.

   (d) Notwithstanding anything else contained herein to the contrary, subject to and in accordance with such rules and procedures as may be established by the Committee, a Participant may make the elections described in this Section 2.3 by telephonic means.

Section 2.4 -     Participation by CPC Transferred Employees

        With respect to a CPC Transferred Employee who has not yet completed the participation requirements of Section 2.1(b), his or her CPC Accounts shall represent his or her sole interest in the Plan.

Section 2.5 -     Employee Transfers

        (a) A Participant who ceases to be an Eligible Employee, but continues to be employed by the Company (an "Inactive Participant"), is not eligible to make Salary Deferral Contributions from Compensation earned after the date he ceases to be an Eligible Employee (unless and until he again meets the Plan's eligibility requirements), nor is he eligible to share in any Company Matching Contributions with respect to such Compensation. An Inactive Participant's Accounts shall continue to be held under the Plan until he becomes entitled to a distribution under Article V. An Inactive Participant shall continue to have the right to direct the investment of his Accounts under the provisions of Section 2.3(c) and Article IV and to make withdrawals under the provisions of Article V.

        (b) If an Inactive Participant becomes eligible to participate in the TIP, the Accounts and any Plan loan of such Inactive Participant shall be transferred to the TIP as soon as administratively practicable.

        (c) A Company employee who was a participant in the TIP and who becomes a Participant is not eligible to make Salary Deferral Contributions from Compensation earned prior to the date he becomes a Participant, nor is he eligible to share in any Company Matching Contributions with respect to such Compensation.

        (d) If a Company employee who was a participant in the TIP becomes a Participant, the TIP accounts and any TIP loan of such Participant shall be transferred from the TIP to the Plan as soon as administratively practicable.

                           ARTICLE III
           COMPANY CONTRIBUTIONS AND ROLLOVER ACCOUNTS

Section 3.1 - Company Contributions

   (a) Salary Deferral Contribution. Upon admission to the Plan, each Participant must agree to have the Company contribute to the Trust, as a mandatory contribution, a percentage up to and not in excess of fifteen percent (15%) of his Compensation for each payroll period, rounded to the nearest cent. A Participant's Salary Deferral Contribution shall be subject to the limitations described in Article III of this Plan. Under such agreement, the Participant automatically agrees that the Compensation otherwise payable to him shall be reduced by an equivalent percentage.

        (b) Company Matching Contribution. In addition to Salary Deferral Contributions, the Company may contribute Matching Contributions. For the 1991 and subsequent Plan Years, the Company shall contribute each payroll period an amount equal to the lesser of (i) seventy-five percent (75%) of each Participant's Salary Deferral Contributions for that payroll period and all prior payroll periods of the Plan Year less Company Matching Contributions for all prior payroll periods of the Plan Year or (ii) four and one-half percent (4.5%) of his Compensation for that payroll period. A Participant's Company Matching Contributions shall be subject to the limitations of
Article III of this Plan.

Section 3.2 - Payment

        Salary Deferral Contributions for any Month shall be contributed to the Trust within one month after the end of such Month. Company Matching Contributions for a Plan Year shall be made on or before the due date (including extensions) for the federal income tax return for the taxable year coinciding with such Plan Year. Salary Deferral Contributions and Company Matching Contributions shall be invested in the Subfund selected by the Participant, pursuant to Sections 2.3(a)(4) and 2.3(c) above.

Section 3.3 - Limitations on Company Contributions

        In no event shall Company contributions made pursuant to
Section 3.1, together with any contributions made by the Company to other deferred compensation plans, qualified under Sections 401 and 501 of the Code, maintained by the Company for the benefit of its Employees, exceed either (i) the Company's current or accumulated net profits or (ii) the maximum amount, including credit carryover, deductible by the Company in determining its taxable income under the applicable provisions of the Code. Reduction of contributions, where required, shall be accomplished by first reducing Company Matching Contributions and then by reducing Salary Deferral Contributions, as appropriate, and returning any excess Salary Deferral Contributions (in cash) to the Participants.

Section 3.4 - Section 402(g) Limit on Salary Deferral
Contributions

        (a) Salary Deferral contributions made on behalf of any Participant under this Plan and all other plans (which are described in Section 3.4(c)) maintained by the Company or a Related Company shall not exceed the limitation under Code
Section 402(g)(1) for the taxable year of the Participant, as adjusted annually under Section 402(g)(5) of the Code, and shall be effective as of January 1 of each calendar year.

        (b) In the event that the dollar limitation provided for in Section 3.4(a) is exceeded, the Participant is deemed to have requested a distribution of the excess amount by the first March 1 following the close of the Participant's taxable year, and the Committee shall distribute such excess amount, and any income allocable to such amount, to the Participant by April 15th. In determining the excess amount distributable with respect to a Participant's taxable year, excess Salary Deferral Contributions previously distributed or redesignated as after-tax employee contributions for the Plan Year beginning with or within such taxable year shall reduce the amount otherwise distributable under this subsection (b).

        (c) In the event that a Participant is also a participant in (1) another qualified cash or deferred arrangement as defined in Section 401(k) of the Code, (2) a simplified employee pension, as defined in Section 408(k) of the Code, or
(3) a salary reduction arrangement, within the meaning of Section 3121(a)(5)(D) of the Code, and the elective deferrals, as defined in Section 402(g)(3) of the Code, made under such other arrangement(s) and this Plan cumulatively exceed the dollar limit under Section 3.4(a) for such Participant's taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Committee in writing of such excess and request that the Salary Deferral Contributions made on his behalf under this Plan be reduced by an amount specified by the Participant. The Committee may then determine to distribute such excess in the same manner as provided in Section 3.4(b).

Section 3.5 -     Section 401(k) Limitations on Compensation
                  Deferral Contributions

        (a) The Committee will estimate, as soon as practical before the close of the Plan Year and at such other times as the Committee in its discretion determines, the extent, if any, to which Salary Deferral Contribution treatment under Section 401(k) of the Code may not be available to any Participant or class of Participants. In accordance with any such estimate, the Committee may modify the limits in Section 2.3(a)(3), or set initial or interim limits, for Salary Deferral Contributions relating to any Participant or class of Participants. These rules may include provisions authorizing the suspension or reduction of Salary Deferral Contributions above a specified dollar amount or percentage of Compensation.

        (b) For each Plan Year, an actual deferral percentage will be determined for each Participant equal to the ratio of the total amount of the Participant's Salary Deferral Contributions allocated under Section 2.3(a)(3) for the Plan Year divided by the Participant's Compensation in the Plan Year. For purposes of this Section 3.5, "Compensation" shall meet the requirements of
Section 414(s) of the Code and Treasury Regulations. For purposes of this Section 3.5, the Company, in its sole discretion, may treat all or any part of its Company Matching Contributions as Salary Deferral Contributions to the extent permitted by Treasury Regulations. If the preceding sentence is applied, Company Matching Contributions (together with any gains or losses attributable to such amounts) must be non-forfeitable and subject to the provisions of the Plan pertaining to distributions of amounts from Salary Deferral Contribution Accounts, and must be accounted for separately to the extent required by Treasury Regulations. In the case of family members treated as a single Highly Compensated Employee under subsection
(e) of the definition of "Highly Compensated Employee" in Section 1.30, in accordance with the family aggregation rules of Section 414(q)(6) of the Code, the actual deferral percentage shall be determined by combining the Salary Deferral Contributions and Compensation of all eligible family members. Except to the extent taken into account in the preceding sentence, the Salary Deferral Contributions and Compensation of such family members shall be disregarded for purposes of determining the actual deferral percentages for the group of non-Highly Compensated Employees under this Section 3.5. An Employee's Compensation taken into account for this purpose shall be limited to Compensation received during the Plan Year while the Employee is a Participant. Except as otherwise provided in this Section 3.5(b), with respect to Participants who have made no Salary Deferral Contributions under this Plan, such actual deferral percentage will be zero.

        (c) The average of the actual deferral percentages for Highly Compensated Employees ("High Average") when compared with the average of the actual deferral percentages for non-Highly Compensated Employees ("Low Average") must meet one of the following requirements:

        (1) The High Average is no greater than 1.25 times the Low Average; or

        (2) The High Average is no greater than two times the Low Average, and the High Average is no greater than the Low
   Average plus two percentage points.

        (d) If, at the end of a Plan Year, a Participant or class of Participants has excess Salary Deferral Contributions, then the Committee may elect, at its discretion, to pursue any of the following courses of action or any combination thereof:

        (1) Within 2-1/2 months after the end of the Plan Year, excess Salary Deferral Contributions for a Plan Year may be redesignated as after-tax employee contributions and accounted for separately pursuant to Treasury Regulations. Excess Salary Deferral Contributions, however, may not be redesignated as after-tax employee contributions with respect to a Highly Compensated Employee to any extent that such redesignated after-tax employee contributions would cause the limits of Section 3.6 to be exceeded. Adjustments to withhold any federal, state, or local taxes due on such amounts may be made by the Company against Compensation yet to be paid to the Participant during that taxable year.

        (2) Excess Salary Deferral Contributions, and any earnings attributable thereto through the end of the Plan Year, may be distributed to the Participant within the 2-1/2 month period following the close of the Plan Year to which the excess Salary Deferral Contributions relate to the extent feasible, but in all events no later than 12 months after the close of such Plan Year.

        (3) The Company, in its discretion, may make a contribution to the Plan, which will be allocated as a fixed dollar amount among the Accounts of non-Highly Compensated
   Employees who have met the requirements of Section 2.1.

Any such excess Salary Deferral Contributions recharacterized as after-tax employee contributions or distributed from the Plan with respect to a Participant for a Plan Year shall be reduced by any amount previously distributed to such Participant under
Section 3.4(b) for the Participant's taxable year ending with or within such Plan Year.

        (e) The amount of the excess Salary Deferral Contributions will be determined by the Committee by reducing the actual deferral percentage of the Highly Compensated Employee(s) with the highest actual deferral percentage to the extent required to enable the Plan to meet the limits in (c) above or to cause the actual deferral percentage of such Highly Compensated Employee(s) to equal the actual deferral percentage of the Highly Compensated Employee(s) with the next-highest actual deferral percentage. The process in the preceding sentence shall be repeated until the Plan satisfies the limits in (c) above. In the case of family members subject to the family aggregation rules of Section 414(q)(6) of the Code, excess Salary Deferral Contributions will be allocated among family members in proportion to the Salary Deferral Contributions of each family member that have been combined under Section 3.5(b) above. The earnings attributable to excess Salary Deferral Contributions will be determined in accordance with Treasury Regulations. The Committee will not be liable to any Participant (or his Beneficiary, if applicable) for any losses caused by inaccurately estimating or calculating the amount of any Participant's excess Salary Deferral Contributions and earnings attributable to the Salary Deferral Contributions.

        (f) If the Committee determines that an amount to be deferred pursuant to the election provided in Section 2.3(a)(3) would cause Company contributions under this and any other tax-qualified retirement plan maintained by the Company or a Related Company to exceed the applicable deduction limitations contained in Section 404 of the Code, or to exceed the maximum Annual Addition determined in accordance with Section 10.1, the Committee may treat such amount in accordance with the rules in
Section 3.5(d)(3) hereof.

        (g) For purposes of performing the tests described in this Section:

             (1) if, for purposes of meeting the requirements of Sections 401(a)(4) and 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code), this Plan is aggregated with any other plan(s) of the Company containing a cash or deferred arrangement, then all elective contributions subject to
   Section 401(k) of the Code that are made under this Plan and such other plan(s) shall be treated as having been made under one plan; and

             (2) if any Highly Compensated Employee under this Plan participates in any other plan(s) of the Company containing a cash or deferred arrangement, then all elective contributions subject to Section 401(k) of the Code that are made by such Highly Compensated Employee under this Plan and such other plan(s) shall be treated as having been made under one plan.

Section 3.6 -     Section 401(m) Limitations on After-Tax
                  Employee Contributions and Company Matching
                  Contributions

        (a) The Committee will estimate, as soon as practical, before the close of the Plan Year and at such other times as the Committee in its discretion determines, the extent, if any, to which after-tax employee contributions and/or Company Matching Contributions may not be available to any Participant or class of Participants under Code Section 401(m). In accordance with any such estimate, the Committee may modify the limits and/or percentages in Section 3.1(b) or set initial or interim limits or percentages, for after-tax employee contributions and/or Company Matching Contributions relating to any Participant or class of Participants. After determining the amount of excess Salary Deferral Contributions, if any, under subsections 3.5(a) and (b), the Committee shall determine the aggregate contribution percentage under (b) below.

        (b) For each Plan Year, a contribution percentage will be determined for each Participant equal to the ratio of the total amount of the Participant's after-tax employee contributions, if any, and Company Matching Contributions allocated under Section 3.1(b) for the Plan Year and any Salary Deferral Contributions of the Participant redesignated as after-tax employee contributions under Section 3.5(d) in the Plan Year in which such excess Salary Deferral Contributions would be included in the gross income of the Participant divided by the Participant's Compensation in the Plan Year. For purposes of this Section 3.6, "Compensation" shall meet the requirements of
Section 414(s) of the Code and Treasury Regulations. For purposes of this Section 3.6, the Company, in its sole discretion, may treat all or any part of its Salary Deferral Contributions as Company Matching Contributions to the extent permitted by Treasury Regulations. Except as otherwise permitted by the Code or Treasury Regulations, any such Salary Deferral Contributions that are treated as Company Matching Contributions shall not be treated as Salary Deferral Contributions for purposes of Section 3.5(b). If Salary Deferral Contributions are treated as Company Matching Contributions, the Plan must satisfy
Section 3.5(b) both by counting such amounts as Salary Deferral Contributions and by excluding such amounts as Salary Deferral Contributions. Furthermore, any Company Matching Contributions treated as Salary Deferral Contributions under Section 3.5(b) shall not be used to satisfy the requirements of this Section 3.6(b), except as otherwise permitted by the Code or Treasury Regulations. In the case of family members treated as a single Highly Compensated Employee under subsection (e) of the definition of "Highly Compensated Employee" in Section 1.30, in accordance with the family aggregation rules of Section 414(q)(6) of the Code, the contribution percentage shall be determined by combining the after-tax employee contributions, Company Matching Contributions and Compensation of all eligible family members. Except to the extent taken into account in the preceding sentence, the after-tax employee contributions, Company Matching Contributions, Compensation and all amounts treated as Company Matching Contributions of such family members shall be disregarded for purposes of determining the average of the contribution percentages for the group of non-Highly Compensated Employees under this Section 3.6. An Employee's Compensation taken into account for this purpose shall be limited to Compensation received during the Plan Year while the Employee is a Participant. Except as otherwise provided in this Section 3.6(b), with respect to Participants who have no after-tax employee contributions and for whom there were no Company Matching Contributions under this Plan, such contribution percentage will be zero.

        (c) The average of the contribution percentages for Highly Compensated Employees ("High Average") when compared with the average of the contribution percentages for non-Highly Compensated Employees ("Low Average") must meet one of the following requirements:

        (1) The High Average is no greater than 1.25 times the Low Average; or

        (2) The High Average is no greater than two times the Low Average, and the High Average is no greater than the Low
   Average plus two percentage points.

        (d) If, at the end of a Plan Year, a Participant or a class of Participants has excess contributions, then the Committee may elect, at its discretion, to pursue any of the following courses of action or any combination thereof:

        (1) Excess Company Matching Contributions (and any earnings attributable thereto through the end of the Plan Year attributable to excess Salary Deferral Contributions under Sections 3.4 or 3.5 or attributable to excess after-tax employee contributions, may be forfeited.

        (2) Excess Company Matching Contributions (and any earnings attributable thereto through the end of the Plan
   Year) that are not vested may be forfeited.

        (3) Excess after-tax employee contributions and excess Company Matching Contributions (and any earnings attributable to such excess amounts through the end of the Plan Year) will be distributed to the Participant within the 2-1/2 month period following the close of the Plan Year to the extent feasible, and in all events no later than 12 months after the close of Plan Year. The Company may distribute unmatched after-tax employee contributions before distributing any matched after-tax employee contributions or may distribute (or forfeit pursuant to clause (2) above) Company Matching Contributions prior to distributing any after-tax employee contributions.

        (4) Notwithstanding the foregoing, the conditions in this paragraph (4) must be met if there are Company Matching Contributions allocated to a Participant which are attributable to excess Salary Deferral Contributions under Sections 3.4 or 3.5 or excess after-tax employee contributions. In such a case, such Company Matching Contributions shall not be allocated to the Accounts of any Participant who had excess Company Matching Contributions or excess after-tax employee contributions in such Plan Year. In addition, Company Matching Contributions remaining in the Plan allocated to the Participant after satisfying Section 3.6 cannot exceed the amount which may be allocated under Section 3.1(b) when taking into account only those Salary Deferral Contributions and after-tax employee contributions remaining in the Plan after satisfying Sections 3.4, 3.5 and 3.6. Any such excess Company Matching Contributions (and earnings attributable thereto) must be forfeited or distributed pursuant to paragraphs (1), (2) or (3) above.

        (e)  The amount of excess after-tax employee
contributions and/or Company Matching Contributions shall be determined by the Committee by reducing the contribution percentage of the Highly Compensated Employee(s) with the highest contribution percentage to the extent required to enable the Plan to meet the limits in (c) above or to cause the contribution percentage of such Employee(s) to equal the contribution percentage of the Highly Compensated Employee(s) with the next-highest contribution percentage. The process in the preceding sentence shall be repeated until the Plan satisfies the limits in
(c) above. In the case of family members subject to the family aggregation rules of Section 414(q)(6) of the Code, excess contributions will be allocated among family members in proportion to the after-tax employee contributions and Company Matching Contributions of each family member that have been combined under Section 3.6(b) above. The earnings attributable to excess contributions will be determined in accordance with Treasury Regulations. The Committee will not be liable to any Participant (or to his Beneficiary, if applicable) for any losses caused by inaccurately estimating or calculating the amount of any Participant's excess contributions and earnings attributable to the contributions.

        (f) The tests of Sections 3.5(c) and 3.6(c) shall be met in accordance with the prohibition against the multiple use of the alternative limitation under Code Section 401(m)(9).

        (g) For purposes of performing the tests described in this Section:

             (1)  if, for purposes of meeting the requirements of
   Section 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code), this Plan is aggregated with any other plan(s) of the Company which provide for employer matching and/or employee after-tax contributions, then all contributions subject to Section 401(m) of the Code that are made under this Plan and such other plan(s) shall be treated as having been made under one plan; and

             (2) if any Highly Compensated Employee under this Plan participates in any other plan(s) of the Company which provide for employer matching and/or employee after-tax contributions, then all contributions subject to Section 401(m) of the Code that are made by such Highly Compensated Employee under this Plan and such other plan(s) shall be treated as having been made under one plan.

Section 3.7 - CPC Accounts

        (a) CPC will, in accordance with Section 2.04 of the Agreement, make two transfers from the trust maintained for the CPC Thrift Plan to the Trust Fund. Upon each such transfer, the Committee shall credit a CPC Transferred Employee's CPC Accounts in accordance with reasonable allocation procedures established by the Committee.

        (b) A CPC Transferred Employee shall have the right and obligation to designate in which of the Funds each of his or her CPC Accounts will be invested. Such designations shall be made in conformance with procedures established by the Committee. The CPC Transferred Employee may designate that each of his or her CPC Accounts be invested in more than one Fund, provided that such designations are in increments of 20%. In the event that a CPC Transferred Employee fails to designate in which of the Funds his or her CPC Accounts will be invested, the CPC Accounts of such CPC Transferred Employee shall be invested in Fund E. The Committee may establish any other rules and regulations regarding the investment of a CPC Transferred Employee's CPC Accounts as it deems appropriate in its sole discretion.

        (c)(1) The Committee may permit a CPC Transferred Employee, who received a loan under the CPC Thrift Plan, to transfer such loan to this Plan provided that such loan is adequately secured by the balance of the CPC Transferred Employee's Accounts and in the case of any CPC Transferred Employee who is an active Employee, automatic payroll deductions shall be required as additional security.

        (c)(2) A loan described in subsection (c)(1) shall be payable in full to the Trustee, not later than the earliest of
(A) the fixed maturity date provided in the promissory note executed for such loan, (B) the date of the CPC Transferred Employee's termination of Employment, or (C) the date the Plan is terminated.

        (c)(3) Any investment gain or loss attributable to a loan described in subsection (c)(1) shall not be included in the calculation or allocation of the increase or decrease in fair market value of the general assets of the Plan pursuant to
Section 4.2. Instead, the entire gain or loss (including any gain or loss attributable to interest payments or default) shall be allocated to the CPC Transferred Employee's Accounts.

        (c)(4) All loan payments shall be transmitted by the Company to the Trustee as soon as practicable but not later than the end of the month during which such amounts were received or withheld. Each loan may be prepaid in full at any time. Any prepayment shall be paid directly to the Trustee in accordance with procedures adopted by the Committee.

        (c)(5) The Committee shall have the power to modify the above rules or establish any additional rules with respect to loans described in this subsection (c). Such rules may be included in a separate document or documents and shall be considered a part of this Plan; provided, each rule and each loan shall be made only in accordance with the regulations and rulings of the Internal Revenue Service and Department of Labor and other applicable state or federal law. The Committee shall act in its sole discretion to ascertain whether the requirements of such regulations and rulings and this section have been met.

Section 3.8 - Rollover Contributions

        (a) An Eligible Employee, regardless of whether he has satisfied the participation requirements of Section 2.1, who has received an "Eligible Rollover Distribution," as defined in Code
Section 402(c)(4), from a plan which meets the requirements of
Section 401(a) and 401(k) of the Code may, in accordance with procedures approved by the Committee, transfer the distribution received from the other plan to the Trust.

        (b) The Committee shall develop such procedures, and may require such information from an Employee desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section. Upon approval by the Committee, the amount transferred shall be deposited in the Trust and shall be credited to an account which shall be referred to as the "Rollover Account." Such account shall be 100% vested in the Employee and shall share in income allocations as provided in the Plan, but shall not share in Company contribution allocations. Upon termination of employment, the total amount of the Employee's Rollover Account shall be distributed in accordance with Article V.

        (c) Upon such transfer by an Eligible Employee who has not yet completed the participation requirements of Section 2.1, his Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.

                           ARTICLE IV
          VALUATION OF FUNDS AND ALLOCATION TO ACCOUNTS

Section 4.1 - Establishment of Accounts

        The Committee shall open for each Participant a separate Salary Deferral Contributions Account and Company Matching Contributions Account. The Participant's Salary Deferral Contributions Account and Company Matching Contributions Account shall be credited with Salary Deferral Contributions and Company Matching Contributions, respectively, pursuant to Section 3.1. Effective December 15, 1992, the Committee shall open for each CPC Transferred Employee a CPC Deferred Compensation Contributions Account, CPC Company Contributions Account, and CPC Rollover Contributions Account, which Accounts shall be credited with the amounts described in Section 3.7. In addition, such Accounts will be appropriately credited with such Account's share of the earnings or losses of the Subfund into which it is contributed.

Section 4.2 - Determination of Values

        As of the end of each Quarter, the Trustee shall determine the fair market value of each asset in the Trust Fund in compliance with the principles of Section 3(26) of ERISA and regulations issued pursuant thereto, based upon information reasonably available to it including data from, but not limited to, newspapers and financial publications of general circulation, statistical and valuation services, records of securities exchanges, appraisals by qualified persons, transactions and bona fide offers in assets of the type in question and other information customarily used in the valuation of property for purposes of the Code. With respect to securities for which there is a generally recognized market, the published selling prices on or nearest to such valuation date shall establish the fair market value of such security. Fair market value so determined shall be conclusive for all purposes of the Plan and Trust.

Section 4.3 - UniSource Stock Fund

        (a) One Investment Fund shall be a UniSource Stock Fund, which is a pool of assets maintained by the Trustee, invested primarily in UniSource Stock.

        (b) Up to 100% of the Trust Fund's assets may be invested in UniSource Stock; the amount of the Trust Fund's assets that may be invested in UniSource Stock will be the amount selected by the Participants to be so invested.

        (c) Amounts invested in the UniSource Stock Fund shall be invested in UniSource Stock (except for cash or cash equivalents pending distribution or investment and a short-term investment component which may be retained in the Committee's discretion to provide liquidity for such fund). Each Participant's Account shall be credited with a number of units (which represent proportionate interests in the UniSource Stock
Fund) that can be purchased with the amount that such Participant has designated to be invested in the UniSource Stock Fund. Cash dividends received on the UniSource Stock shall be used to purchase additional shares of UniSource Stock. Stock dividends and stock splits on the UniSource Stock shall be reflected by an adjustment to the number of shares of UniSource Stock held in the UniSource Stock Fund.

        (d) Full and fractional shares of UniSource Stock allocated to a Participant's Accounts will be voted by the Trustee according to the Participant's instructions. The Trustee will not vote shares of stock allocated to Participant's Accounts for which instructions are not received from Participants. Shareholder rights with respect to UniSource Stock, other than voting rights, which can be exercised by Participants may be passed through to Participants and exercised in a similar manner to voting rights or will be exercised in such other manner as is legally required. However, where the circumstances (such as the lack of time or the lack of liquid funds to satisfy a requirement to pay for additional shares of stock) make it impractical to pass such rights through to Participants and no other specific legal requirement exists, the rights will be exercised (or sold) by the Trustee in a manner that the Trustee deems prudent under the circumstances and otherwise consistent with the fiduciary standards of ERISA.

Section 4.4 - Section 16 Limitations

        The Committee may (but need not) adopt such rules and/or take such actions or implement such measures and/or limitations as it deems desirable in order to comply with 17 C.F.R. 240.16b-3, promulgated under Section 16 of the Securities Exchange Act of 1934 ("SEC Section 16"). Neither the Company, the Board, the Committee, the Trustee nor the Plan shall have any liability to any Participant in the event that any Participant has any liability under SEC Section 16 due to any rule so adopted, the failure to adopt any rule, any Plan provision (or lack thereof), or any transaction under the Plan.

Section 4.5 - ERISA Section 404(c)

        (a) This Plan is intended to constitute a plan described in Section 404(c) of ERISA, and the regulations thereunder. As a result, with respect to elections described in this Plan and any other exercise of control by a Participant or his or her Beneficiary over assets in the Participant's Accounts, such Participant or Beneficiary shall be solely responsible for such actions and neither the Trustee, the Committee, the Company, the Board nor any other person or entity which is otherwise a fiduciary of the Plan shall be liable for any loss or liability which results from such Participant's or Beneficiary's exercise of control.

        (b) The Committee shall provide to each Participant or his or her Beneficiary the information described in Section
2550.404c-1(b)(2)(i)(B)(1) of the Department of Labor
Regulations. Upon request by a Participant or his or her Beneficiary, the Committee shall provide the information described in Section 2550.404c-1(b)(2)(i)(B)(2) of the Department of Labor Regulations.

        (c) The Committee shall take such actions and establish such procedures as it deems necessary to ensure the confidentiality of information relating to the purchase, sale, and holding of UniSource Stock, and the exercise of voting, tender and similar rights with respect to such stock by a Participant or his or her Beneficiary. Notwithstanding the foregoing, such information may be disclosed to the extent necessary to comply with applicable state and federal laws.

        (d) In the event of a tender or exchange offer with respect to the Company or UniSource, or in the event of a contested election with respect to the Board or the Board of Directors of UniSource, the Company shall, at its own expense, appoint an independent Fiduciary to carry out the Committee's administrative functions with respect to the UniSource Stock Fund. Such independent Fiduciary shall not be an "affiliate" of the Company as such term is defined in Section 2530.404b-1(e)(3) of the Department of Labor Regulations.

        (e) The Committee may take such other actions or implement such other procedures as it deems necessary or desirable in order that the Plan comply with Section 404(c)
ERISA.

Section 4.6 - Fund M Provisions

        Notwithstanding any other provisions of this Plan, individual Participants shall direct the investment of funds held in their respective Fund M accounts and neither the Company, the Board, the Committee, the Trustee, nor any other person or entity which is otherwise a fiduciary of the Plan shall be liable for any loss which results from such Participants' exercise of control over such investments. The Committee shall adopt such rules or procedures as it deems advisable for the administration of Fund M accounts and elections with respect thereto.

                            ARTICLE V
        VESTING, IN-SERVICE WITHDRAWALS AND DISTRIBUTIONS

Section 5.1 - Vesting

        A Participant shall at all times be 100% vested in his or her Accounts.

Section 5.2 - Withdrawals From the Plan While Employed

        (a) A Participant may, upon written request to the Committee, at least ten (10) days prior to the end of the Month for which the request is to be effective, withdraw all or a portion of the amounts credited to his Accounts subject to the following rules:

        (b)  A Participant may withdraw from the Participant's
Salary Deferral Contributions Account, Company Matching
Contributions Account or CPC Accounts once each Plan Year beginning with the Plan Year in which a Participant attains age
59 1/2 an amount equal to either the entire amount or any portion of any such Account or Accounts.

        (c) Effective as of September 1, 1988, a Participant may withdraw all or part of the Salary Deferral Contributions in his Salary Deferral Contributions Account or CPC Deferred Compensation Contributions Account (excluding income allocable thereto credited to his Salary Deferral Contributions Account or CPC Deferred Compensation Contributions Account after December 31, 1988) after the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Company and upon certification of (i) an immediate and heavy financial need,
(ii) the amount of such need and (iii) the current unavailability of any distributions (other than hardship distributions) or nontaxable loans under any plan maintained by the Company. The withdrawal may not be in excess of such immediate and heavy financial need. Certification shall be pursuant to such procedures as shall be established by the Committee in accordance with guidance promulgated by the Internal Revenue Service. Situations of immediate and heavy financial need shall be limited to (1) medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse or dependents (as defined in Section 152 of the Code), (2) the purchase (excluding mortgage payments) of a principal residence of the Participant, (3) payment of tuition for the next semester or quarter of post-secondary education for the Participant, Participant's spouse, children or dependents, (4) the need to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage of the Participant's principal residence, and (5) other deemed immediate and heavy financial needs identified by the Internal Revenue Service from time to time. No more than one withdrawal may be made in any Plan Year.

     If a Participant makes a withdrawal from his Salary Deferral Contributions Account or CPC Deferred Compensation Contributions Account on account of an immediate and heavy financial need, the Participant's Salary Deferral Contributions, and all other contributions by the Participant to all other plans maintained by the Company, shall be automatically suspended until re-enrollment after a period of at least 12 months from the date of such withdrawal. In addition, for any taxable year immediately following the taxable year of such a withdrawal, the amount of Salary Deferral Contributions made on the Participant's behalf for such next taxable year shall not exceed the limit described in
Section 3.4(a), as adjusted for such next taxable year, less the amount of the Participant's Salary Deferral Contributions for the taxable year of such withdrawal.

     (d) A Participant may at any time, upon written request to the Committee, withdraw all or part of his or her CPC
Rollover Contributions Account.

     (e) Amounts withdrawn hereunder shall be paid to the Participant within 90 days of the beginning of the Month for which the withdrawal is effective.

     (f) Application for withdrawals under this subsection shall be directed to the Committee and shall describe the hardship, as applicable, and the amount of funds that the Participant desires to withdraw. The Committee shall, in its discretion, determine what amount of the Participant's requested withdrawal may be withdrawn.

     (g) A Participant may at any time, upon written request to the Committee, withdraw all or part of his or her Rollover
Account.

Section 5.3 - Distribution of Benefits

        (a) A Participant's Accounts shall become distributable to him by reason of a Break in Employment. Effective as of January 1, 1991, such distribution shall not occur until after the close of the Quarter in which the last Company Matching Contribution was made on behalf of such Participant. Notwithstanding the foregoing, if the nonforfeitable balance of such Participant's Accounts exceeds $3,500, such distribution shall be made only if the Participant consents to a distribution of the nonforfeitable balance in his Accounts in writing. An explanation of the Participant's right to defer distribution of the nonforfeitable balance of his Accounts shall be provided to the Participant no less than 30 days and no more than 90 days before the date such distribution is to be made (consistent with such regulations as the Secretary of the Treasury may prescribe). If the Participant does not so consent, the distribution of the amounts payable shall be delayed until after the end of the Plan Year in which occurs the earlier of the death of the Participant or his attainment of age 65. If the nonforfeitable balance of a Participant's Accounts distributable under this subsection (a) is a distribution to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice described in this subsection (a) is given, provided that: (1) the Committee clearly informs the Participant that the Participant has the right to a period of at least 30 days after receiving such notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving such notice, affirmatively elects an immediate distribution.

        (b)  Notwithstanding the second sentence of subsection
(a) above, a Participant who incurs a Break in Employment on or after January 1, 1991 or the Beneficiary of a deceased Participant may elect to have the value of the Participant's Accounts (as determined in accordance with Section 5.4) distributed either (i) as soon as practicable following the date of the Participant's Break in Employment, or (ii) in the Plan Year following such date. Absent such an election, and subject to the other provisions of subsection (a) above, a Participant's Accounts shall be distributed at the time described in the second sentence of subsection (a) above.

        (c) Unless a Participant elects otherwise, in no event shall the payment of benefits commence later than the 60th day after the later of the end of the Plan Year in which: (i) the Participant attains age 65, (ii) the Participant incurs a Break in Employment or (iii) occurs the 10th anniversary of the date the Participant commenced participation in the Plan. If the benefit payment amount cannot be ascertained or the whereabouts of the Participant are unknown, a payment retroactive to such date may be made no later than sixty (60) days after (i) the Participant has been located or (ii) the amount of the benefit has been ascertained. The amount distributable to a Participant upon his Break in Employment for a reason other than death, or the Beneficiary or Beneficiaries of a Participant who dies, shall be equal to the balance in his Accounts. Benefits payable hereunder to a Participant or to a Beneficiary or Beneficiaries shall be paid in a lump sum.

        (d) Subject to the other provisions of this
Section 5.3(d), distribution of the Participant's benefits will be in cash. The Committee may distribute, or may give Participants the ability to elect to receive, any amounts credited to the UniSource Stock Fund in the form of shares of UniSource Stock; provided that fractional share interests shall be settled in cash. It is expected that all shares of UniSource Stock distributed by the Trustee will be readily tradeable on an established market. The value of any amount distributed in the form of cash with respect to any amounts credited to the UniSource Stock Fund shall be the net proceeds at the sale of the UniSource Stock pending distribution, plus cash for any fractional share which is not liquidated. Distributions in respect of amounts credited to a Participant's Fund M account shall be in kind distributions of the investments elected by the Participant with respect to such account.

        (e) Notwithstanding anything to the contrary contained herein, the distribution options under the Plan shall comply with
Section 401(a)(9) of the Code and regulations promulgated thereunder. Accordingly, unless otherwise permitted by law, the entire interest of each Participant shall commence to be distributed, by April 1 of the calendar year following the calendar year in which the Participant reaches age 70-1/2. Distribution shall be made over the life of such Participant (or over the lives of the Participant and his Beneficiary) or over a period not extending beyond the life expectancy of the Participant (or over a period not extending beyond the life expectancy of the Participant and his Beneficiary). Except as provided by law, a Participant who reached age 70-1/2 before January 1, 1988 and who was not a five percent owner of the Company at any time during the Plan Year in which the Participant attains age 66-1/2 or thereafter is not required to receive distribution until he separates from service. Furthermore, a Participant who attains age 70-1/2 prior to 1989 and who has not retired will be considered to have attained age 70-1/2 in 1989. If a Participant continues employment past the required beginning date described above, distributions required to be made shall be appropriately adjusted to reflect additional accruals. If a distribution has begun in accordance with the preceding sentences and the Participant dies before his entire interest has been distributed to him, the remaining portion of his interest shall be distributed at least as rapidly as under the method of distribution being used under the preceding sentences as of the date of his death. If a Participant dies before the distribution of his interest has begun, his entire interest shall be distributed within five years after the date of his death unless the requirements of one of the two following exceptions are satisfied: (i) the Participant's interest will be distributed to a Beneficiary over the life of such Beneficiary or over a period not extending beyond the life expectancy of such Beneficiary and the distributions begin not later than one year following the date of the Participant's death (or such later date as permitted by law), or (ii) the Participant's interest will be distributed to or for the benefit of his surviving spouse over the life expectancy of such surviving spouse or over a period not extending beyond the life expectancy of such surviving spouse and the distributions begin no later than the date on which the Participant would have attained age 70-1/2 (if the surviving spouse dies before such distributions begin, this second exception shall be applied as if the surviving spouse were the Participant). For purposes of this paragraph and to the extent permitted by law, any amount paid to a Participant's child shall be treated as if it had been paid to the Participant's surviving spouse if such amount will become payable to the surviving spouse upon such child reaching majority (or other designated event permitted by law).

        (f)  Direct Rollovers

        (i) This subsection (f) shall apply to distributions under the Plan made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's (as defined below) election under this subsection (f), a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

        (ii) For purposes of this subsection (f), an "Eligible
Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

             (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more;

             (B) any distribution to the extent such distri-bution is required under Section 401(a)(9) of the Code;

             (C) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and

             (D)  any other type of distribution that the
        Internal Revenue Service announces (pursuant to regulation, notice or otherwise) is not an "eligible rollover distribution" under Section 402(c) of the Code.


        (iii) For purposes of this subsection (f), an "Eligible Retirement Plan" is an individual retirement account described in
Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

        (iv) For purposes of this subsection (f), a "Distributee" includes a Participant or former Participant. In addition, the Participant's or former Participant's surviving spouse and the Participant's or former Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

        (v)  For purposes of this subsection (f), a "Direct
Rollover" is a payment by the Plan to the Eligible Retirement
Plan specified by the Distributee.
Treasury Regulations.

Section 5.4 -     Valuation of Accounts on Withdrawals or
                  Distribution

        For purposes of withdrawals in accordance with Section
5.2 or distributions in accordance with Section 5.3, the Accounts shall be valued as of the most recent date preceding such withdrawal or distribution as the Trustee can determine.

Section 5.5 -     Inability to Locate Participant

        In the case of any distribution of an Account under this Plan, if the Committee is unable to make such payment within three (3) years after payment is due a Participant or Beneficiary because it cannot locate such Participant or Beneficiary, the Committee shall direct that such amount shall be forfeited and shall be reallocated (as of the end of the Quarter coincident with or next succeeding the expiration of the aforesaid time limit) to the remaining Participants' Accounts pro rata to the amount of the balances of such Accounts, and the assets of the Plan shall be relieved of the liability for such payment. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such Account shall be reinstated from forfeitures under this Section occurring during the Quarter in which such reinstatement occurs; provided that if such forfeitures are not sufficient to provide such reinstatement, an additional Company contribution shall be made for the Plan Year in which reinstatement occurs to cover such reinstatement. Establishment of an Account through such reinstatement shall not be deemed an "annual addition" under Section 415 of the Code or
Article X of this Plan.

Section 5.6 - Payment of Small Benefits

   Notwithstanding any other provision of this Plan, if the balance in the Participant's Accounts exceeds $3,500, distribution shall be made upon a Break in Employment only if the Participant so requests or consents in writing. If a Participant does not so request or consent (unless Treasury Regulations otherwise provide and the Committee adopts different rules), distribution of the amounts payable shall be delayed until the Participant attains age 65.

Section 5.7.  Loans to Participants.

        (a) This Section 5.7 shall be effective April 1, 1995, and shall apply to all loans under the Plan other than a loan described in Section 3.7. Each Participant shall have the right, subject to prior approval by the Committee, to borrow from his Accounts. Application for a loan must be submitted by a Participant to the Committee on such form(s) as the Committee may require. Approval shall be granted or denied as specified in subsection (b), on the terms specified in subsection (c). For purposes of this Section 5.7, but only to the extent required by Department of Labor Regulations Section 2550.408b-1, the term "Participant" shall only include (1) Employees, and (2) with respect to an individual who is a party in interest as defined in
Section 3(14) of ERISA and has an interest in the Plan that is not contingent, any former Employee, Beneficiary or alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code.

        (b) The Committee shall grant any loan which meets each of the requirements of paragraphs (1), (2), (3) and (4) below:

             (1) The amount of the loan, when added to the outstanding balance of all other loans to the Participant from the Plan or any other qualified plan of the Company or any affiliate of the Company, shall not exceed the lesser of:

                  (A) $50,000, reduced by the excess, if any, of a Participant's highest outstanding balance of all loans from the Plan or any other qualified plan maintained by the Company or any affiliate of the Company during the preceding 12 months over the outstanding balance of such loans on the loan date; or

                  (B) 50% of the value of the vested balance of the Participant's Accounts established as of the date upon which the loan is made.

             (2) No more than one loan may be outstanding to a Participant under the Plan at any time. If a Participant has an outstanding loan under the TIP and an outstanding Plan loan, and such Participant's TIP loan is to be transferred to this Plan pursuant to Section 2.5 on or before December 31, 1998, the limit contained in the foregoing sentence shall not preclude the Company from transferring such Participant's loan from the TIP to the Plan.

             (3)  The loan shall be for at least $1,000.

             (4)  If so determined by the Committee, the
   Participant shall have paid a reasonable application fee in an amount determined by the Committee.

        (c) Each loan granted shall, by its terms, satisfy each of the following additional requirements:

             (1) Each loan term must be for at least 6 months and no more than 5 years, except that loans which are being used to purchase the principal residence of a Participant may have a term of up to 15 years for repayment. If the Participant is on a leave of absence without pay and is unable to make repayments, then the Participant may, upon written application to and approval by the Committee, defer repayments for up to 12 months and add the number of months so deferred to the term of the loan, in which case a new repayment schedule based on the extended term shall replace the initial repayment schedule on a prospective basis. Only one such deferral may be granted for any loan.

             (2) Each loan must require substantially level amortization over the term of the loan, with payments not less frequently than monthly. Loans shall be in default if all loan payments are not made for any 3 month period, unless the Participant is granted up to 12 months to defer repayments pursuant to subsection (c)(1). Notwithstanding the above, if the Participant fails for whatever reason to repay the full amount of the loan, including interest by the time set forth in the promissory note executed by the Participant in connection with the loan, the Committee may (i) immediately reduce the value of the Participant's vested Accounts by the amount of the unpaid principal and interest and/or (ii) at such time as a distribution is to be made with respect to the Participant's Accounts, reduce such distribution by the amount of the remaining unpaid principal and interest.

             (3) Each loan must be adequately secured, with the security to consist of the balance of the Participant's
   Accounts.

                  (A) In the case of any Participant who is an active Employee, automatic payroll deductions shall be required as additional security.

                  (B)  The amount of the loan shall reduce the
        amount of the Participant's Accounts invested in Funds; a Participant shall designate which of the Fund(s) shall be reduced. However, the investment gain or loss attributable to the loan shall not be included in the calculation or allocation of the increase or decrease in fair market value of the Funds of the Plan pursuant to
        Article IV. Instead, the entire gain or loss attributable to the loan (including any gain or loss attributable to interest payments or default) shall be allocated to the Accounts of the Participant.

             (4) Each loan shall bear a reasonable fixed rate of interest, which rate shall be established by the Committee from time to time and shall in no event be less than 2 percent over the Prime Rate as published in the Wall Street Journal on the first business day of the calendar month in which the loan is made.

        (d) All loan payments shall be transmitted by the Company to the Trustee as soon as practicable but not later than the end of the month following the month during which such amounts were received or withheld. Loans may be prepaid in full only after at least 6 months have elapsed since the loan was made. Loans may not be prepaid in part. Any prepayment shall be paid directly to the Trustee in accordance with procedures adopted by the Committee.

        (e) Each loan shall be evidenced by a promissory note executed by the Participant and payable in full to the Trustee, not later than the earliest of (1) a fixed maturity date meeting the requirements of subsection (c)(1) above, (2) the Participant's death, (3) the termination of the Plan, or
(4) except for parties in interest, as defined in Section 3(14) of ERISA, the Participant's Break in Employment. Such promissory note shall evidence such terms as are required by this Section 5.7.

        (f) The Committee shall have the power to modify the above rules or establish any additional rules with respect to loans extended pursuant to this Section 5.7. Such rules may be included in a separate document or documents and shall be considered a part of this Plan; provided, each such rule and each loan shall be made only in accordance applicable federal or state law and the regulations and rulings of the Internal Revenue Service and Department of Labor. The Committee shall act in its sole discretion to ascertain whether the requirements of such laws, regulations and rulings and this Section 5.7 have been met.

Section 5.8 - Restrictions on UniSource Stock

        Shares of UniSource Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Company or UniSource may reasonably require in order to assure compliance with applicable federal and state securities laws. Except as otherwise provided in this Section 5.8, no shares of UniSource Stock distributed by the Trustee may be subject to a put, call or other option, or buy-sell or similar arrangement.

                           ARTICLE VI
                         ADMINISTRATION

Section 6.1 - The Committee

   The Company shall create a Committee (herein referred to as the "Committee"), which Committee shall consist of three or more members, who shall be appointed by, and shall serve at the pleasure of, the Board of Directors. A person so selected shall become a member of the Committee by filing a written notice of acceptance with the Board of Directors. A member of the Committee may resign by delivering a written notice of resignation to the Board of Directors. The Board of Directors may remove any member by delivering a certified copy of its resolution of removal to such member. A resignation or removal shall be effective on the date specified. The Trustee shall be promptly notified in writing of the original membership and of any change in the membership of the Committee, and of the Secretary and/or Assistant Secretary of the Committee authorized to give directions to the Trustee on behalf of the Committee, by the Secretary or the Assistant Secretary of the Company and shall be supplied with specimen signatures of each Committee member. Such notifications shall be accompanied by certified copies of the resolution of the Board of Directors relating thereto. Vacancies in the membership of the Committee shall be filled promptly by the Board of Directors.

Section 6.2 - Committee Action

        (a) The Committee shall choose a Secretary and/or an Assistant Secretary (either of whom is hereafter referred to as "Secretary") who shall keep minutes of the Committee's proceedings and all records and documents pertaining to the Committee's administration of the Plan. Any action of the Committee shall be taken pursuant to a majority vote, or to the written consent of a majority, of its members and such action shall constitute the action of the Committee and be binding the same as if all members had joined therein. A quorum of the Committee shall consist of a majority of the members. The Secretary may execute any certificate or other written direction on behalf of the Committee. All directions by the Committee to the Trustee shall be in writing signed by the Secretary. The Trustee or third persons dealing with the Committee may conclusively rely upon any certificate or other written direction signed by the Secretary which purports to have been duly authorized by the Committee.

        (b) A member of the Committee shall not vote or act upon any matter which relates solely to such person as a Participant. If a matter arises affecting one of the members of the Committee as a Participant and the other members of the Committee are unable to agree as to the disposition of such matter, the Board of Directors shall appoint a substitute member of the Committee in the place and stead of the affected member, for the sole and only purpose of passing upon and deciding the particular matter.

Section 6.3 - Rights and Duties

        (a) The Committee, on behalf of the Participants and their Beneficiaries, shall be charged with the general administration of the Plan and shall be the administrator (as defined in Section 3(16)(A) of ERISA) and Fiduciary with respect to control and management of the Plan, except that all authority and responsibility with respect to the investment, management, and control of trust assets shall be vested in the Participant pursuant to Section 6.4. The Committee shall enforce the Plan on a nondiscriminatory basis in accordance with its terms. The Committee shall have all powers and duties to accomplish these purposes including, but not by way of limitation, the following:

        (1) To construe and interpret the terms and provisions of the Plan (which construction or interpretation shall be final and binding on all parties), and determine all questions relating to the eligibility of Employees to participate;

        (2) To determine, compute and certify to the Trustee the amount and kind of benefits payable to Participants and their Beneficiaries;

        (3) To authorize all disbursements by the Trustee from the Trust, including the pre-authorization of disbursements pursuant to Article V initiated by telephonic or other instructions from a Participant directly to the Trustee pursuant to rules adopted by the Committee;

        (4) To maintain all the necessary records for the administration of the Plan other than those maintained by the Trustee;

        (5) To provide for disclosure of all information and filing or provision of all reports and statements to Participants, Beneficiaries or governmental bodies as shall be required by ERISA or the Code, and to submit to the Board of Directors, at least annually, such information as is necessary to fully inform the Board of Directors of the discharge by the Committee or its delegates of responsibilities under the Plan;

        (6) To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof; and

        (7) To establish claims procedures consistent with regulations of the Secretary of Labor for presentation of claims by Participants and Beneficiaries for Plan benefits, consideration of such claims, review of claim denials and issuance of decisions on review. Such claims procedures at a minimum shall consist of the following:

             (i) The Committee shall notify Employees and, where appropriate, Beneficiaries of their right to claim benefits under the claims procedures, shall make forms available for filing of such claims, and shall provide the name of the person or persons with whom such claims should be filed.

             (ii) The Committee shall establish procedures for action upon claims initially made and the communication of a decision to the claimant promptly and, in any event, not later than 90 days after the date the claim is received by the Committee, unless special circumstances require an extension of time for processing the claim.
        If an extension is required, notice of the extension shall be furnished the claimant prior to the end of the initial 90-day period, and the notice of extension shall indicate the reasons for the extension and the expected decision date. The extension shall not exceed 90 days. The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within the period described in the preceding three sentences. Every claim for benefits which is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant (1) the specific reason or reasons for the denial, (2) specific reference to any provisions of this Plan on which denial is based, (3) a description of any additional material or information necessary for the claimant to perfect the claim with an explanation of why such material or information is necessary, and (4) an explanation of the procedure for further review of the denial of the claim under the Plan.

             (iii) The Committee shall establish a procedure for review of claim denials, such review to be undertaken by the Committee. The review given after denial of any claim shall be a full and fair review with the claimant or the claimant's duly authorized representative having 60 days after receipt of denial of the claim to request such review, the right to review all pertinent documents and the right to submit issues and comments in writing.

             (iv) The Committee shall establish a procedure for issuance of a decision by the Committee not later than 60 days after receipt of a request for review from a claimant unless special circumstances require a longer period of time, in which case a decision shall be rendered as soon as possible but not later than 120 days after the Committee's receipt of the claimant's request for review. The decision on review shall be in writing and shall include specific reasons for the decisions written in a manner calculated to be understood by the claimant with specific reference to any provisions of this Plan on which the decision is based.

Section 6.4 - Investment Responsibility

   The Trustee shall act solely on the direction of the Participant with respect to the investment, management and control of the Trust assets and the Participant shall be the Fiduciary with respect to such investment, management and control.

Section 6.5 -     Delegation of Non-Investment Fiduciary
             Responsibility

        The Committee may, with respect to the Plan, delegate any of its administrative responsibilities, including its responsibility as administrator and the responsibilities of officers of the Committee, to any other person. Such delegation shall be accomplished by a written instrument executed by the Secretary of the Committee specifying responsibilities delegated and the fiduciary responsibilities allocated to such delegate. The allocation of such responsibilities shall be effective upon the date specified in the delegation, subject to written acceptance by the delegate. Any such delegation shall be communicated to Participants under the Plan or to beneficiaries where required by ERISA in the same manner used for transmission to such persons of the summary plan description described in
Section 102(a)(1) of ERISA with respect to the Plan. Any delegation of responsibilities under this Section 6.5 shall provide for reports, no less often than annually, by such delegate to the Committee of such information necessary to fully inform the Committee of the status and operation of the Plan and of the delegate's discharge of responsibilities delegated.

Section 6.6 -     Duty of Care

        In the exercise of its powers and duties as administrator and Fiduciary with respect to the control and management of the Plan, the Committee shall exercise such powers and duties solely in the interest of the Participants and Beneficiaries of the Plan for the exclusive purpose of providing benefits to Participants and their Beneficiaries and shall use the care, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

Section 6.7 - Compensation, Indemnity and Liability

        (a) The members of the Committee shall serve without compensation for their services hereunder. The Committee and any delegates appointed pursuant to Section 6.5 shall be bonded in an amount not less than 10% of the amount of Trust assets, provided, however, that in no case shall the bond be less than $1,000 nor more than $500,000 unless required by the Secretary of Labor or by federal law or regulation. The expense of any such bond and all expenses of the Committee or such delegates may be paid at the Committee's discretion either by the Company or from earnings on assets of the Trust. The Company may furnish the Committee or such delegates with all clerical or other assistance necessary in the performance of their duties. The Committee is authorized to employ such legal counsel and advisers as it may deem advisable to assist in the performance of its duties hereunder.

        (b) To the extent permitted by applicable state law the Company shall indemnify and save harmless the Board of Directors, the Committee and each member thereof, and any delegate appointed pursuant to Section 6.5 who is a director, officer, or employee of the Company, against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims, arising out of their discharge in good faith of responsibilities under or incident to the Plan, excepting only expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under state law. Payments with respect to any indemnity under this Section 6.7 shall be made only from assets of the Company and shall not be made directly or indirectly from Trust assets.

                           ARTICLE VII
                    AMENDMENT AND TERMINATION

Section 7.1 - Amendments

        Except as provided in Section 7.2, this Plan shall not be subject to amendment or change by either party prior to January 1, 1995 unless it is mutually agreed by the parties to do so sooner. If either party to this agreement desires to negotiate any change, notice in writing shall be given not less than 60 days (or at any time, if mutually agreed to) prior to the proposed effective date of such change. Any amendment to this Plan shall be by the agreement of the parties hereto. It is expressly understood and agreed that this restriction on amendment is controlling and superior over any other labor contracts or employment agreements, or any provisions therein contained, heretofore or hereafter entered into between the parties hereto.

        It is understood and agreed that no modification or amendment shall become binding upon the parties hereto or alter the legal rights and obligations hereby created until approval of the President of the Company has been first obtained.

        Except as may be required to permit the Plan to meet the requirements for qualification and tax exemption under the Code, or the corresponding provisions of other or subsequent revenue laws or of ERISA, no amendment may be made which:

        (a) may cause any of the assets of the Trust, at any time prior to the satisfaction of all liabilities with respect to Participants and Beneficiaries, to be used for or diverted to purposes other than the exclusive benefit of Participants and Beneficiaries;

        (b) may decrease any accrued benefit or eliminate a distribution option with respect to benefits attributable to service before the amendment;

        (c) shall discriminate in favor of shareholders, officers, or Highly Compensated Employees of the Company;

        (d) shall increase the duties or liabilities of the Trustee without its written consent.

Section 7.2 - Modifications Required by Governmental
             Regulations

        Any modification or amendment of the Plan which is necessary or appropriate to bring the Plan into conformity with ERISA or the Code or any other provision of law or government regulations expressing a public policy or condition which must be conformed with in order to qualify the Plan as an exempt trust and contributions of the Company thereto as deductions from gross income under the Code shall be made by the Company and is hereby agreed to by the Union.

Section 7.3 - Discontinuance of Plan

        The Company reserves the right to discontinue the Plan and its contributions into the Trust for just cause at any time by following proper legal procedure and after securing the consent and approval of the Internal Revenue Service and the Board of Directors of the Company. All benefits hereunder shall be payable solely from the assets of the Trust except as otherwise required by ERISA. "Just cause" shall mean failure of the Company to receive a letter from the Internal Revenue Service indicating that the Plan is qualified under Section 401 and the Trust is qualified under Section 501 of the Code, business necessity, bankruptcy, insolvency, or by directive of any federal, state, or legal subdivision having jurisdiction of such matter.

        In the event of the lawful termination, partial termination, or discontinuance of this Plan, the rights of all affected Participants and Beneficiaries to benefits then accrued shall remain 100% vested. The Company shall not be liable for the payment of any benefits under this Plan and all benefits hereunder shall be payable solely from the assets of the Trust. The Trustee shall thereafter, upon direction of the appropriate Committee, distribute to the Participants the amounts in such Participants' Accounts in the same manner as set forth in Article V, subject, where appropriate, to Section 403(d)(1) of ERISA and regulations of the Secretary of Labor thereunder as may affect allocation of assets upon termination of such Plan.

Section 7.4 - Failure to Contribute

        Any failure by the Company to contribute to the Trust in any year when no contribution is required under this Plan shall not of itself be a discontinuance of contributions under this Plan.

Section 7.5 - Merger or Consolidation

        This Plan shall not be merged or consolidated with, nor shall its assets or liabilities be transferred to, any other plan unless each Participant in this Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if this Plan had then been terminated.

                          ARTICLE VIII
                          MISCELLANEOUS

Section 8.1 - Contributions Not Recoverable

        It shall be impossible for any part of the contributions made under this Plan to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries.

Section 8.2 - Limitation on Participants' Rights

        Participation in this Plan shall not give any Employee the right to be retained as an Employee of the Company or any right or interest under the Plan and Trust other than as herein provided. The Company reserves the right to dismiss any Employee without any liability for any claim either against the Trustee, the Trust except to the extent provided in the Trust, or against the Company. All benefits payable under the Plan shall be provided solely from the assets of the Trust.

Section 8.3 - Receipt or Release

        Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan and Trust shall, to the extent thereof, be in full satisfaction of all claims against the Trustee, the Committee and the Company, and the Trustee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

Section 8.4 - Alienation

        (a) None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditor and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor, nor shall any such Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which such Participant or Beneficiary may expect to receive, contingently or otherwise, under this Plan.

        (b) Notwithstanding the foregoing, the right to a benefit payable with respect to a Participant pursuant to a "qualified domestic relations order" (within the meaning of Section 414(p) of the Code) may be created, assigned or recognized. The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. In the event a qualified domestic relations order exists with respect to a benefit payable under the Plan, the benefits otherwise payable to a Participant or Beneficiary shall be payable to the alternate payee specified in the qualified domestic relations order.
Benefits may be paid in accordance with a qualified domestic relations order without regard to whether or not the Participant has attained the "earliest retirement age" as defined in Section 414(p) of the Code.

Section 8.5 - Governing Law

        This Plan and its related Trust shall be construed, administered, and governed in all respects under applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of Arizona; provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with this Plan being an employees' plan within the meaning of Section 401 of the Code. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

Section 8.6 - Headings, Etc., No Part of Agreement

        Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

Section 8.7 - Successors and Assigns

        This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

                           ARTICLE IX
                      TOP-HEAVY PROVISIONS

Section 9.1 - General

        This Article shall be interpreted in accordance with
Section 416 of the Code and the regulations thereunder.
Regardless of how the terms defined in this Article are otherwise defined in the Plan, the definitions in this Article shall govern for the purposes of this Article.

Section 9.2 - Definitions

        (a) The "Benefit Amount" for any Employee means (i) in the case of any defined benefit plan, the present value (the present value shall be computed using a 5% interest assumption and the mortality assumptions contained in the defined benefit plan for benefit equivalent purposes) of his normal retirement benefit, determined on the Valuation Date as if the Employee terminated employment on such Valuation Date, plus the aggregate amount of distributions made to such Employee within the five-year period ending on the Determination Date (except to the extent already included on the Valuation Date) and (ii) in the case of any defined contribution plan, the sum of the amount credited, on the Determination Date, to each of the accounts maintained on behalf of such Employee under such plan plus the aggregate amount of distributions made to such Employee within the five-year period ending on the Determination Date. The Benefit Amount shall include any accrued benefits attributable to nondeductible Employee Contributions.

        (b)  "Company" means any company (including
   unincorporated organizations) participating in the Plan or plans included in the "aggregation group" as defined in this Article.

        (c) "Determination Date" means the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of the Plan Year.

        (d) "Employee" means employees, former employees, beneficiaries, and former beneficiaries who have a Benefit
   Amount greater than zero on the Determination Date.

        (e) "Key Employee" means any Employee who, during the Plan Year containing the Determination Date or during the four preceding Plan Years, is:

        (1) one of the ten (10) Employees of a Company having annual compensation from such Company of more than the limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) both more than a 1/2% interest and the largest interests in such Company (if two (2) Employees have the same interest in a Company, the Employee having the greater annual compensation from the Company shall be treated as having a larger interest);

        (2)  a 5% owner of a Company;

        (3) a 1% owner of a Company who has an annual compensation above $150,000; or

        (4) an officer of a Company having an annual compensation greater than 150% of the amount in effect under
   Section 415(b)(1)(A) of the Code for any such Plan Year (however, no more than the lesser of (1) fifty (50) Employees or (2) the greater of three (3) Employees or ten percent (10%) of the Company's Employees shall be treated as officers). For purposes of determining the number of Employees taken into account under this Section 9.2(e)(4), Employees described in
   Section 414(q)(8) of the Code shall be excluded.

        (f) A "Non-Key Employee" means an Employee who is not a Key Employee.

        (g) "Valuation Date" means the first day (or such other date which is used for computing plan costs for minimum funding purposes) of the twelve consecutive month period ending on the Determination Date.

        (h) A "Year of Service" shall be calculated using the Plan rules that normally apply for determining vesting service.

        These definitions shall be interpreted in accordance with
Section 416(i) of the Code and the regulations thereunder and such rules are hereby incorporated by reference. The term "Key Employee" shall not include any officer or Employee of an entity referred to in Section 414(d) of the Code. For the purpose of this subsection, "compensation" shall mean compensation as defined in Section 414(q)(7) of the Code and shall be determined without regard to Sections 125, 402(a)(8), 402(h)(1)(B) or, in the case of employer contributions made pursuant to a salary reduction agreement, Section 403(b) of the Code.

Section 9.3 - Top-Heavy Definition

        This Plan shall be top-heavy for any Plan Year if, as of the Determination Date, the "top-heavy-ratio" exceeds 60%. The top-heavy ratio is the sum of the Benefit Amounts of all Employees who are Key Employees divided by the sum of the Benefit Amounts for all Employees. For purposes of this calculation only, the following rules shall apply:

             (a) The Benefit Amounts of all Non-Key Employees who were Key Employees during any prior Plan Year shall be disregarded.

             (b) The Benefit Amounts of all Employees who have not performed any services for any Company at any time during the five-year period ending on the Determination Date shall be disregarded; provided, however, if an Employee performs no services for five years and then again performs services, such Employee's Benefit Amount shall be taken into account.

             (c)(1) Required Aggregation. This calculation shall be made by aggregating any plans, of the Company or a Related Company, qualified under
             Section 401(a) of the Code in which a Key Employee participates or which enables this Plan to meet the requirements of Sections 401(a)(4) or 410 of the Code; all plans so aggregated constitute the "aggregation group".

             (2) Permissive Aggregation. The Company may also aggregate any such plan to the extent that such plan, when aggregated with this aggregation group, continues to meet the requirements of Section 401(a)(4) and Section 410 of the Code.

   If an aggregation group includes two or more defined benefit plans, the actuarial assumptions used in determining an Employee's Benefit Amount shall be the same under each defined benefit plan and shall be specified in such plans. The aggregation group shall also include any terminated plan which covered a Key-Employee and which was maintained within the five-year period ending on the Determination Date.

             (d) This calculation shall be made in accordance with Section 416 of the Code (including 416(g)(3)(B) and 416(g)(4)(A)) and the regulations thereunder and such rules are hereby incorporated by reference. For purposes of determining the accrued benefit of a Non-Key Employee who is a Participant in a defined benefit plan, this calculation shall be made using the method which is used for accrual purposes for all defined benefit plans of the Company, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code.

Section 9.4 -     Minimum Benefits or Contributions, Compensation
                  Limitations and Section 415 Limitations

        If the Plan is top-heavy for any Plan Year, the following provisions shall apply to such Plan Year:

             (a)(1) Except to the extent not required by Section 416 of the Code or any other provision of law, notwithstanding any other provision of this Plan, if this Plan and all other plans which are part of the aggregation group are defined contribution plans, each Participant (and any other Employee required by Section 416 of the Code) other than Key Employees shall receive an allocation of employer contributions and forfeitures from a plan which is part of the aggregation group at least equal to 3% (or, if lesser, the largest percentage allocated to any Key Employee for the Plan Year) of such Participant's compensation for such Plan Year (the "defined contribution minimum"). For purposes of this subsection, salary reduction contributions on behalf of a Key Employee must be taken into account. For the purposes of this subsection, a Non-Key Employee shall be entitled to a contribution if he is employed on the last day of the Plan Year (i) whether or not he has 1000 Hours of Service (or the equivalent) for the accrual computation period, (ii) regardless of his level of compensation, and (iii) without regard to whether he has made any mandatory contributions required under the Plan.

        (2) Except to the extent not required by Section 416 of the Code or any other provision of law, notwithstanding any other provisions of this Plan, if this Plan or any other plan which is part of the aggregation group is a defined benefit plan each Participant who is a participant in any such defined benefit plan (who is not a Key Employee) who accrues a full Year of Service during such Plan Year shall be entitled to an annual normal retirement benefit from a defined benefit plan which is part of the aggregation group which shall not be less than the product of (i) the Employee's average compensation for the five consecutive years when the Employee had the highest aggregate compensation and (ii) the lesser of two percent (2%) per Year of Service or twenty percent (20%) (the "defined benefit minimum"). A Non-Key Employee shall not fail to accrue a benefit merely because he is not employed on a specified date or is excluded from participation because (i) his compensation is less than a stated minimum or (ii) he fails to make mandatory employee contributions. For purposes of calculating the defined benefit minimum, (i) compensation shall not include compensation in Plan Years after the last Plan Year in which the Plan is top-heavy and (ii) a Participant shall not receive a Year of Service in any Plan Year before January 1, 1984, or in any Plan Year in which the Plan is not top-heavy. This defined benefit minimum shall be expressed as a life annuity (with no ancillary benefits) commencing at normal retirement age. Benefits paid in any other form or time shall be the actuarial equivalent (as provided in the plan for retirement benefit equivalence purposes) of such life annuity. Except to the extent not required by Section 416 of the Code or any other provision of law, each Participant (other than Key Employees) who is not a participant in any such defined benefit plan shall receive the defined contribution minimum (as defined in paragraph (a)(1) above).

             (3) If a Non-Key Employee is covered by plans described in both Sections 9.4(a)(1) and (2) above, he shall only be entitled to the minimum described in Section 9.4(a)(1), except that for purpose of such Section "3% (or, if lesser, the largest percentage allocated to any Key Employee for the Plan Year)" shall be replaced by "5%".
   Notwithstanding the preceding sentence, if the accrual rate under the plan described in Section 9.4(a)(2) would comply with this Section 9.4 absent the modifications required by this Section, the minimum described in Section 9.4(a)(1) above shall not be applicable.

        (b) For purposes of this Section, "compensation" shall mean all earnings included on the Employee's Form W-2 for the calendar year that ends within the Plan Year, not in excess of $200,000, adjusted at the same time and in the same manner as under 415(d) of the Code. With respect to Plan Years commencing on or after January 1, 1989, the $200,000 limitation in the preceding sentence shall not apply; instead, the limitations described in the Plan's definition of Compensation under Section 1.11 shall apply with respect to such Plan Years.

        (c)(1)  Unless the Plan qualifies for an exception under
   Section 9.4(c)(2), "1.0" shall be substituted for "1.25" in the definitions of Defined Benefit Plan Fraction and Defined
   Contribution Plan Fraction contained in this Plan.

        (c)(2) A plan qualifies for an exception from the rule of Section 9.4(c)(1) if the Benefit Amount of all Employees who are Key Employees does not exceed 90% of the sum of the Benefit amounts for all Employees and one of the following requirements is met:

             (A) A defined benefit minimum of 3% per Year of Service (up to 30%) is provided;

             (B) For Participants covered only by a defined contribution plan, a defined contribution minimum of 4% is provided;

             (C) For Participants covered by both types of plans, benefits from the defined contribution minimum are comparable to the 3% defined benefit minimum;

             (D) The plan provides a floor offset where the floor is a 3% defined benefit minimum; or

             (E) A defined contribution minimum of 7-1/2% of compensation is provided for any Non-Key Employee who is covered under both a defined benefit plan and a defined contribution plan (each of which is top-heavy) of a Company.

                            ARTICLE X
                 LIMITATION ON ANNUAL ADDITIONS

Section 10.1 - Limitation

        Notwithstanding anything else contained herein, the Annual Additions, to all the Accounts of a Participant shall not exceed the lesser of (a) $30,000 (or, if greater, 1/4 of the defined benefit dollar limitation in effect under Section 415(b)(1) of the Code for the limitation year), or (b) 25% of the Participant's Section 415 Compensation from the Company and all Related Companies during the Plan Year, in accordance with the provisions of this Article X.

Section 10.2 -    Definitions

        As used in this Article X, the following terms shall have the meanings specified below.

        "Annual Additions" shall mean the sum credited to a Participant's Accounts for any Plan Year of (a) Company contributions, (b) voluntary contributions, (c) forfeitures,
(d) amounts credited after March 31, 1984 to an individual medical account, as defined in Section 415(1)(2) of the Code which is part of a Defined Benefit Plan maintained by the Company, and (e) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account required with respect to a Key Employee (as defined in Section 9.2(e)) under a welfare benefit plan (as defined in Section 419(e) of the Code) maintained by the Company.

        "Defined Benefit Plan" means a plan described in Section
414(j) of the Code.

        "Defined Contribution Plan" means a plan described in
Section 414(i) of the Code.

        "Defined Benefit Plan Fraction" shall have the meaning described in Section 1.21.

        "Defined Contribution Plan Fraction" shall have the meaning described in Section 1.22.

        "Section 415 Compensation" shall mean a Participant's earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with an employer maintaining a plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

        (i) Employer contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

        (ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

        (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;
   and

        (iv) Other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

Compensation for any limitation year is the compensation actually paid or includable in gross income during such year.

Section 10.3 - Annual Addition Limitations

        (i) The compensation limitation of Section 10.1(b) shall not apply to any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is treated as an Annual Addition. In the event that Annual Additions to all the accounts of a Participant would exceed the limitations of Section 10.1, they shall be reduced in the following priority: (A) return of voluntary contributions to the Participant; (B) reduction of Company contributions.

        (ii) If any Company or any Related Company contributes amounts, on behalf of Participants covered by the Plan, to other Defined Contribution Plans, the limitation on Annual Additions provided in Section 10.1 shall be applied to Annual Additions in the aggregate to the Plan and such other plans. Reduction of Annual Additions, where required, shall be accomplished by first refunding any voluntary contributions to Participants, then by reducing contributions under such other plans pursuant to the directions of the fiduciary for administration of such other plans or under priorities, if any, established by the terms of such other plans, and then, if necessary, by reducing contributions under the Plan.

        (iii) In any case where a Participant under the Plan is also a participant under a Defined Benefit Plan or a Defined Benefit Plan and other Defined Contribution Plans maintained by the Company or a Related Company, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall not exceed 1.0. Reduction of contributions to or benefits from all plans, where required, shall be accomplished by first reducing benefits under such other Defined Benefit Plan or plans, then by allocating any excess in the manner set out above with respect to the Plan, and finally by reducing contributions or allocating any excess contributions with respect to other Defined Contribution Plans, if any; provided, however, that adjustments necessary under this or the next preceding paragraph may be made in a different manner and priority pursuant to the agreement of the Committee and the administrators of all other plans covering such Participant, provided such adjustments are consistent with procedures and priorities prescribed by Treasury Regulations under Section 415 of the Code.

        (iv) In the event the limitations of Section 10.1 of the Plan are exceeded and the conditions specified in Treasury Regulations Section 1.415-6(b)(6) are met, the Committee may elect to apply the procedures set forth in Treasury Regulations
Section  1.415-6(b)(6).